Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

WOODBRIDGE GROUP OF COMPANIES, LLC, et al.,[1]	Case No. 17-12560 (KJC)

(Jointly Administered)
Debtors.

FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF WOODBRIDGE

GROUP OF COMPANIES, LLC AND ITS AFFILIATED DEBTORS

Dated:	Wilmington, Delaware August 22, 2018

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Sean M. Beach (No. 4070)
Edmon L. Morton (No. 3856)
Ian J. Bambrick (No. 5455)
Betsy L. Feldman (No. 6410)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Tel:     (302) 571-6600
Fax:     (302) 571-1253

-and-

KLEE, TUCHIN, BOGDANOFF & STERN LLP
Kenneth N. Klee (pro hac vice)
Michael L. Tuchin (pro hac vice)
David A. Fidler (pro hac vice)
Whitman L. Holt (pro hac vice)
Jonathan M. Weiss (pro hac vice)
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
Tel:     (310) 407-4000
Fax:     (310) 407-9090

Counsel to the Debtors and Debtors in Possession

[1]	The last four digits of Woodbridge Group of Companies, LLC’s federal tax identification number are 3603. The mailing address for Woodbridge Group of Companies, LLC is 14140 Ventura Boulevard #302, Sherman Oaks, California 91423. Due to the large number of debtors in these cases, a complete list of the Debtors, the last four digits of their federal tax identification numbers, and their addresses is attached hereto as Exhibit 1.

INTRODUCTION2

The Debtors hereby propose this Plan, which provides for the resolution of the outstanding Claims and Equity Interests asserted against the Debtors. Reference is made to the Disclosure Statement for (i) a discussion of the Debtors’ history, businesses, properties, results of operations, and financial projections; (ii) a summary and analysis of this Plan; and (iii) certain related matters, including risk factors relating to the consummation of this Plan and Distributions to be made under this Plan. The Debtors are the proponents of the Plan within the meaning of Bankruptcy Code section 1129.

All Holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127, Bankruptcy Rule 3019, and Sections 11.6 and 11.14 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of this Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to Holders of Claims to the extent required by Bankruptcy Code section 1125.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS AND SCHEDULES THERETO) AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

For purposes of the Plan, except as expressly provided or unless the context otherwise requires:

(a)           all Defined Terms shall have the meanings ascribed to them in this Article I of the Plan;

(b)          any term used in the Plan that is not a Defined Term, but that is used in the Bankruptcy Code or Bankruptcy Rules has the meaning assigned to such term in the Bankruptcy Code or Bankruptcy Rules, as applicable;

(c)           whenever the context requires, terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine;

[2]	Capitalized terms used in this Introduction have the meanings ascribed to those terms in Article I below.

(d)           any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such agreement or document shall be substantially in such form or substantially on such terms and conditions;

(e)           any reference in the Plan to an existing document, instrument, or exhibit means such document, instrument, or exhibit as it may have been or may be amended, modified, or supplemented from time to time;

(f)            any reference to a specific Person includes any successors or lawful assigns of such Person, and all rights, benefits, interests, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, trustee, liquidator, rehabilitator, conservator, successor, or lawful assign of such Person;

(g)           unless otherwise indicated, the phrase “under the Plan” and similar words or phrases refer to the Plan in its entirety rather than to only a particular portion of the Plan;

(h)           unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan;

(i)            the words “herein,” “hereof,” “hereto,” “hereunder,” “herewith,” and other words of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

(j)            whenever the Plan uses the word “including,” such reference shall be deemed to mean “including, without limitation,”;

(k)           captions and headings to articles and sections are intended to be a part of the Plan;

(l)            whenever the Plan provides that a document or thing must be “acceptable” or “satisfactory” to any Person, such requirement shall in each case be subject to a reasonableness qualifier;

(m)          the definition given to any term or provision in the Plan supersedes and controls any different meaning that may be given to that term or provision in the Disclosure Statement, on any Ballot, or in any other document other than the Confirmation Order; and

(n)           all other rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply.

The following Defined Terms shall have the respective meanings specified below:

1.1          Administrative Claim: A Claim (other than a Professional Fee Claim, but, for the avoidance of doubt, including Ordinary Course Professional Fee Claims) arising under Bankruptcy Code sections 503(b), 507(a)(2), 507(b), or 1114(e)(2), to the extent not previously paid, otherwise satisfied, or withdrawn, including (a) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code and (b) all Section 503(b)(9) Claims.

1.2          Administrative Claims Bar Date: The last date by which any Person must File a request for payment of an Administrative Claim, which date shall be the first Business Day that is at least thirty-five (35) calendar days after the Effective Date, or, alternatively, such earlier date as is set by the Bankruptcy Court with the consent of the Liquidation Trust. For the avoidance of doubt, postpetition statutory tax claims shall not be subject to any Administrative Claims Bar Date. For the further avoidance of doubt, the Claims Bar Date for Section 503(b)(9) Claims was the General Claims Bar Date.

1.3          Allowed, Allowed Claim, or Allowed [ ] Claim:

(a)	with respect to a Claim arising prior to the Petition Date (including a Section 503(b)(9) Claim):

(i)	either (A) a proof of claim was timely Filed by the applicable Claims Bar Date, or (B) a proof of claim is deemed timely Filed either as a result of such Claim being Scheduled or by a Final Order; and

(ii)	either (A) the Claim is not a Contingent Claim, a Disputed Claim, an Unliquidated Claim, or a Disallowed Claim; or (B) the Claim is expressly allowed by a Final Order or under the Plan;

(b)	with respect to a Claim arising on or after the Petition Date (excluding a Section 503(b)(9) Claim), a Claim that has been allowed by a Final Order or under the Plan.

Unless otherwise specified in the Plan or by a Final Order, an “Allowed Administrative Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest, penalties, fees, or late charges on such Administrative Claim or Claim from and after the Petition Date. Moreover, any portion of a Claim that is satisfied, released, or waived during the Chapter 11 Cases is not an Allowed Claim. For the avoidance of doubt, any and all Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder.

1.4          Available Cash: All Cash held by the Debtors on the Effective Date or by the Wind-Down Entity, the Liquidation Trust, or the Remaining Debtors on or after the Effective Date; in each case, after payment, allocation, or reserve in accordance with the Plan for: (a) unpaid or unutilized amounts for either Wind-Down Expenses or Liquidation Trust Funding; and (b) any post-Confirmation reserve requirements of the Wind-Down Entity in connection with the Plan, any agreements, or any Bankruptcy Court orders. For the avoidance of doubt, other than to the extent required by Section 3.7 of the Plan, any Cash that has been reserved on or before the Effective Date in respect of any Noteholders under the DIP Orders, including amounts reserved in respect of adequate protection pursuant to section 3.1.2.4 of the Final DIP Order or any orders approving the sale of a Debtor’s property, no longer will be treated as reserved on such basis on and after the Effective Date.

1.5          Avoidance Actions: Any and all causes of action, claims, remedies, or rights that may be brought by or on behalf of the Debtors or the Estates under Bankruptcy Code sections 542, 544, 547, 548, 549, 550, 551, or 553, or under related state or federal statutes, or pursuant to any theory or cause of action under common law, regardless whether such action has been commenced prior to the Effective Date.

1.6          Ballot: The ballot form distributed to each Holder of a Claim entitled to vote to accept or reject the Plan.

1.7          Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as the same may be amended from time to time to the extent applicable to the Chapter 11 Cases.

1.8         Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware, or in the event such court ceases to exercise jurisdiction over any Chapter 11 Case, such other court or adjunct thereof that exercises jurisdiction over such Chapter 11 Case in lieu of the United States Bankruptcy Court for the District of Delaware.

1.9          Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure promulgated by the Supreme Court of the United States under 28 U.S.C. § 2075, as the same may be amended from time to time to the extent applicable to the Chapter 11 Cases.

1.10        Business Day: Any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.11        Cash: Cash and cash equivalents, including bank deposits, wire transfers, checks representing good funds, and legal tender of the United States of America or instrumentalities thereof.

1.12        Causes of Action: Any and all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, rights of setoff, third-party claims, subordination claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims, damages, or judgments whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, foreseen or unforeseen, asserted or unasserted, existing or hereafter arising, in law, at equity, by statute, whether for tort, fraud, contract, or otherwise.

1.13        Chapter 11 Cases: The voluntary chapter 11 bankruptcy cases commenced by the Debtors, which are being jointly administered under the case caption In re Woodbridge Group of Companies, LLC, et al., Case No. 17-12560 (KJC) (Bankr. D. Del.).

1.14        Claim: Any “claim,” as defined in Bankruptcy Code section 101(5), against any of the Debtors or against any property of the Debtors.

1.15        Claim Objection Deadline: Subject to extension as set forth in Section 8.2 of the Plan, the date that is the first Business Day that is at least 180 calendar days after the Effective Date. For the avoidance of doubt, the Claim Objection Deadline may be extended one or more times by the Bankruptcy Court.

1.16        Claims Agent: Garden City Group, LLC, the Debtors’ court-appointed claims, noticing, and balloting agent.

1.17        Claims Bar Date: As applicable, the Administrative Claims Bar Date, the General Claims Bar Date, the Governmental Claims Bar Date, the SEC Bar Date, any Supplemental Bar Date, or the Rejection Claims Bar Date.

1.18        Class: A category of Claims or Equity Interests designated pursuant to the Plan, or any subclass thereof.

1.19        Class A Liquidation Trust Interests: The Liquidation Trust Interests to be distributed to the Noteholders, the Holders of General Unsecured Claims, and the Unitholders under the Plan.

1.20        Class B Liquidation Trust Interests: The Liquidation Trust Interests to be distributed to the Unitholders under the Plan.

1.21        Closing Date: The date on which all of the Chapter 11 Cases have been closed in accordance with Section 11.21 of the Plan.

1.22        Collateral: Any Estate Asset that is subject to a Lien to secure the payment or performance of a Claim, which Lien is perfected and not subject to avoidance under the Bankruptcy Code or otherwise invalid or unenforceable under the Bankruptcy Code or applicable nonbankruptcy law.

1.23        Committees: Collectively, the Noteholder Committee, the Unitholder Committee, and the Unsecured Creditors’ Committee.

1.24        Confirmation: Entry by the Bankruptcy Court of the Confirmation Order.

1.25        Confirmation Hearing: The hearing or hearings held by the Bankruptcy Court to consider confirmation of the Plan as required by Bankruptcy Code section 1128(a), as such hearing may be continued from time to time.

1.26        Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in a form reasonably acceptable to each of the Committees.

1.27        Contingent Claim: Any Claim that is Scheduled or Filed as contingent.

1.28        Contributed Claims: All Causes of Action that a Noteholder or Unitholder has against any Person that is not a Released Party and that are related in any way to the Debtors, their predecessors, their respective affiliates, or any Excluded Parties, including (a) all Causes of Action based on, arising out of, or related to the marketing, sale, and issuance of any Notes or Units; (b) all Causes of Action for unlawful dividend, fraudulent conveyance, fraudulent transfer, voidable transaction, or other avoidance claims under state or federal law; (c) all Causes of Action based on, arising out of, or related to the misrepresentation of any of the Debtors’ financial information, business operations, or related internal controls; and (d) all Causes of Action based on, arising out of, or related to any failure to disclose, or actual or attempted cover up or obfuscation of, any of the conduct described in the Disclosure Statement, including in respect of any alleged fraud related thereto.

1.29        Contributing Claimants: The Noteholders and the Unitholders that elect on their Ballots to contribute Contributed Claims to the Liquidation Trust.

1.30        Contributing Claimants Enhancement Multiplier: 105%.

1.31        Corporate Action: Any action, approval, authorization, decision, or other act of any kind that would be necessary on the part of any Person for any corporation, limited liability company, or other Person to in turn act.

1.32        Creditor: Any Holder of a Claim.

1.33        Cure Payment: The payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) that is necessary to cure any and all defaults under an executory contract or unexpired lease so that such contract or lease may be assumed, or assumed and assigned, pursuant to Bankruptcy Code section 1123(b)(2).

1.34        Debtor or Debtors: Individually and collectively, each of the entities listed on Exhibit 1 hereto, as the same may be amended from time to time.

1.35        Defined Term: Any capitalized term that is defined in this Article I of the Plan.

1.36        DIP Agent: Hankey Capital, LLC in its capacity as agent under the DIP Facility, or its successor thereunder.

1.37        DIP Claims: Any and all Claims held by any DIP Lenders or the DIP Agent arising from or in connection with the DIP Loan Documents or the DIP Orders.

1.38        DIP Facility: That certain $100 million senior secured superpriority debtor-in-possession financing facility provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Loan Agreement and the DIP Orders.

1.39        DIP Lenders: Any lenders under the DIP Facility, solely in their capacity as such.

1.40        DIP Loan Agreement: That certain Loan and Security Agreement dated as of December 7, 2017, as amended, restated, modified, supplemented, or replaced from time to time in accordance with its terms, by and among certain specified Debtors, the DIP Lenders, and the DIP Agent.

1.41        DIP Loan Documents: The DIP Loan Agreement and any amendments, modifications, supplements thereto, as well as any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the DIP Loan Agreement.

1.42        DIP Orders: Collectively, the Final DIP Order and the preceding interim orders entered by the Bankruptcy Court authorizing the applicable Debtors to enter into the DIP Loan Agreement and access the DIP Facility.

1.43        Disallowed Claim: Any Claim that (a) is not Scheduled, or is listed thereon as contingent, unliquidated, disputed, or in an amount equal to zero, and whose Holder failed to timely File a proof of claim by the applicable Claims Bar Date (unless late filing was permitted by a Bankruptcy Court order), but excluding any Claim that is expressly Allowed by a Final Order or under the Plan; or (b) has been disallowed pursuant to an order of the Bankruptcy Court.

1.44        Disclosure Statement: That certain disclosure statement relating to the Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Bankruptcy Code section 1125, as it subsequently may be amended, modified, or supplemented by the Debtors.

1.45        Disclosure Statement Order: The order approving the Disclosure Statement, authorizing the Debtors to solicit acceptances of the Plan, and establishing certain related procedures and deadlines.

1.46        Disputed Claim: Any Claim:

(a)	that is disputed in whole or in part under the Plan; or

(b)	that is asserted by any of the Excluded Parties or any Disputing Claimant, which are Disputed Claims in their entirety and, as such, will have no right to receive any Distributions under the Plan unless and until such Claims are affirmatively Allowed by a Final Order; or

(c)	that

(i)            is not expressly Allowed by a Final Order or under the Plan; and

(ii)           as to which a proof of claim is Filed or is deemed Filed as a result of such Claim being Scheduled; and

(iii)          as to which either:

(1)	an objection or request for estimation or subordination (A) has been timely Filed within the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order under which the applicable period of limitation has expired, and (B) has not been denied by a Final Order or withdrawn; or

(2)	the Claim Objection Deadline has not passed as to such Claim (unless the Liquidation Trust has determined that it will not object to such Claim).

1.47        Disputing Claimant: Either (a) a Noteholder or Unitholder (other than an Excluded Party) that has disputed the amounts set forth for such Creditor in the Schedule of Principal Amounts and Prepetition Distributions pursuant to the procedures set forth in the Disclosure Statement Order and applicable Ballot; or (b) a Noteholder holding a Non-Debtor Loan Note Claim that has not elected to have such Claim reclassified in Class 3 pursuant to the procedures set forth in the Disclosure Statement Order and applicable Ballot.

1.48        Distribution: Any initial or subsequent issuance, payment, or transfer of consideration made under the Plan.

1.49        Distribution Date: Any date on which a Distribution is made.

1.50        Distribution Record Date: The record date for determining entitlement of Holders of Claims to receive Distributions under the Plan, which date shall be the Effective Date.

1.51        Distribution Reserve: One or more reserves in respect of Contingent Claims, Disputed Claims, or Unliquidated Claims established under the Plan for Liquidation Trust Interests distributable under the Plan with respect to such Claims and amounts payable under the Plan with respect to such Claims or on account of such reserved Liquidation Trust Interests.

1.52        Effective Date: The date that is the first Business Day on which each condition set forth in Article IX of the Plan has been satisfied or waived as set forth therein.

1.53        Equity Interests: All previously issued and outstanding common stock, preferred stock, membership interests, or other ownership interests in any of the Debtors outstanding immediately prior to the Effective Date, including restricted stock, treasury stock, and all options, warrants, calls, rights, puts, awards, commitments, appreciation rights, or any other agreements of any character to convert, exchange, exercise for, or otherwise receive any such common stock, preferred stock, membership interests, or other ownership interests. For the avoidance of doubt, the Unit Claims are not defined, classified, or treated as Equity Interests under the Plan as a result of the comprehensive settlement and compromise to be effected under the Plan.

1.54        Estate Assets: Collectively, (a) any and all right, title, and interest of the Debtors and the Estates in and to property of whatever type or nature, including their books and records and all Avoidance Actions and Causes of Action, as of the Effective Date; and (b) any assets contributed to or recovered by the Liquidation Trust or the Wind-Down Entity on or after the Effective Date.

1.55        Estates: The chapter 11 estates of the Debtors created by Bankruptcy Code section 541(a).

1.56        Exchange Act: The Securities Exchange Act of 1934, as amended.

1.57        Exchange Act Registration: Registration of the Class A Liquidation Trust Interests or the Class B Liquidation Trust Interests, as the case may be, as a class of equity securities under the Exchange Act.

1.58        Excluded Parties: Any prepetition insider of any of the Debtors, any non-debtor affiliates of the Debtors or insider of any such non-debtor affiliates, any prepetition employee of any of the Debtors involved in any way in the marketing or sale of Notes or Units, and any other Person (including any “broker,” salesperson, consultant, affiliated entity, or professional) involved in any way in the marketing or sale of Notes or Units, including those Persons identified on the Schedule of Excluded Parties.

1.59        Exculpated Parties: Collectively, (a) the Debtors, (b) the New Board, (c) the Committees, and (d) each of the preceding’s respective Related Parties; provided, however, that the Exculpated Parties shall not include any Excluded Party.

1.60        File, Filed, or Filing: Duly and properly filed with the Bankruptcy Court and reflected on the docket of the Chapter 11 Cases, except with respect to proofs of claim that must be filed with the Claims Agent, in which case “File” or “Filed” means duly and properly filed with the Claims Agent and reflected on the official claims register maintained by the Claims Agent.

1.61        Final Decree: An order entered pursuant to Bankruptcy Code section 350, Bankruptcy Rule 3022, and Local Rule 5009-1 closing the Chapter 11 Cases for the Remaining Debtors.

1.62        Final DIP Order: That certain Final Order on Debtors’ Motion for Entry of Interim and Final Orders (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 507, and 552 Authorizing Debtors to (A) Obtain Postpetition Secured Financing, (B) Use Cash Collateral, (C) Grant Adequate Protection to Prepetition Secured Parties; (II) Modifying the Automatic Stay; (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(B) and 4001(C); and (IV Granting Related Relief, entered on March 8, 2018 [Docket No. 724].

1.63        Final Order: An order or judgment of the Bankruptcy Court entered on the docket of the Chapter 11 Cases:

(a)           that has not been reversed, rescinded, stayed, modified, or amended;

(b)           that is in full force and effect; and

(c)           with respect to which (i) the time to appeal or to seek review, rehearing, remand, or a writ of certiorari has expired and as to which no timely filed appeal or petition for review, rehearing, remand, or writ of certiorari is pending; or (ii) any such appeal or petition has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which review, rehearing, remand, or a writ of certiorari was sought.

For the avoidance of doubt, no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Bankruptcy Code section 502(j), Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or Bankruptcy Rules 9023 or 9024 may be or has been filed with respect to such order.

1.64        Fund Debtors: Collectively, Woodbridge Mortgage Investment Fund 1, LLC, Woodbridge Mortgage Investment Fund 2, LLC, Woodbridge Mortgage Investment Fund 3, LLC, Woodbridge Mortgage Investment Fund 3a, LLC, Woodbridge Mortgage Investment Fund 4, LLC, Woodbridge Commercial Bridge Loan Fund 1, LLC, and Woodbridge Commercial Bridge Loan Fund 2, LLC.

1.65        General Claims Bar Date: June 19, 2018.

1.66        General Unsecured Claim: Any unsecured, non-priority Claim asserted against any of the Debtors or the Estates that is not a Note Claim, Subordinated Claim, or Unit Claim including, for the avoidance of doubt, all Rejection Claims, but excluding (a) any Claims arising from any executory contracts or unexpired leases that are assumed during the Chapter 11 Cases and (b) any vendor or other Claims satisfied in the ordinary course of business, as critical-vendor Claims, or pursuant to any other order of the Bankruptcy Court.

1.67        Governmental Claims Bar Date: With respect to each applicable Debtor and other than the SEC Bar Date (if applicable), the date that is set forth in Exhibit I to the Bar Date Notice attached to the Order Establishing Deadlines for Filing Proofs of Claim and Proofs of Interest and Approving the Form and Manner of Notice Thereof  [Docket No. 911].

1.68        Holder: The Person that is the owner of record of a Claim, Equity Interest, or Liquidation Trust Interest, as applicable.

1.69        Impaired: Any Class of Claims or Equity Interests that is impaired within the meaning of Bankruptcy Code section 1124.

1.70        Initial Distribution Fund: Cash in a target range of $42.5 - $85.0 million.

1.71        Insured Claim: Any Claim or portion of a Claim (other than a Claim held by an employee of the Debtors for workers’ compensation coverage under the workers’ compensation program applicable in the particular state in which the employee is employed by the Debtors) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.72        Intercompany Claim: A Claim of one Debtor against another Debtor.

1.73        Intercompany Lien: A Lien securing an Intercompany Claim.

1.74        Lien: Any lien, security interest, pledge, title retention agreement, encumbrance, leasehold, charge, mortgage, or hypothecation to secure payment of a debt or performance of an obligation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.75        Liquidation Trust: A liquidation trust established on the Effective Date for the benefit of the Liquidation Trust Beneficiaries in accordance with the terms of the Plan and the Liquidation Trust Agreement.

1.76        Liquidation Trust Actions: Collectively, all Avoidance Actions and Causes of Action held by the Debtors or the Estates and any Causes of Action that are contributed to the Liquidation Trust as Contributed Claims, in each case as against any Person that is not a Released Party.

1.77        Liquidation Trust Agreement: The agreement substantially in the form Filed in the Plan Supplement and reasonably acceptable to each of the Committees establishing and delineating the terms and conditions of the Liquidation Trust, including the rights and duties of the Liquidation Trustee and the Liquidation Trust Supervisory Board.

1.78        Liquidation Trust Assets: Collectively, (a) the Liquidation Trust Actions, (b) the Liquidation Trust Funding, (c) 100% of the membership interests in the Wind-Down Entity and the Remaining Debtors (and all proceeds and distributions from such entities), (d) Available Cash as of the Effective Date and Available Cash that is possessed by or turned over to the Liquidation Trust after the Effective Date, and (e) other non-real-estate-related assets or entities that may be transferred or otherwise provided, directly or indirectly, to or for the benefit of the Debtors (after the Petition Date but before the Effective Date) or the Liquidation Trust (on or after the Effective Date) by any Person.

1.79        Liquidation Trust Beneficiary: Each Holder of a Liquidation Trust Interest. Liquidation Trust Interests are to be Distributed to Holders of Allowed Note Claims, Allowed General Unsecured Claims, and Allowed Unit Claims in accordance with Sections 3.4, 3.5, and 3.6 of the Plan.

1.80        Liquidation Trust Expenses: Any and all reasonable fees, costs, and expenses incurred by the Liquidation Trustee not inconsistent with the Plan or the Liquidation Trust Agreement, including the maintenance or disposition of the Liquidation Trust Assets (including Liquidation Trustee fees, indemnity reserves, attorneys’ fees, the fees of professionals, and other Persons retained by the Liquidation Trustee, personnel-related expenses, and any taxes imposed on the Liquidation Trust or in respect of the Liquidation Trust Assets), and any other expenses incurred or otherwise payable in accordance with the Liquidation Trust Agreement.

1.81        Liquidation Trust Funding: The Liquidation Trust Seed Funding, any cash collateral or reserves extant as of the Effective Date regarding any Non-Debtor Loan Note Claims, and all Cash required (a) to make payments in accordance with the Plan to Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Claims, and Priority Claims; or (b) to fund any other unfunded post-Confirmation reserve requirements of the Liquidation Trust (including Distribution Reserves) in connection with the Plan, any agreements, or any Bankruptcy Court orders. For the avoidance of doubt, other than to the extent required by Section 3.7 of the Plan, any Cash that has been reserved in respect of any Noteholders under the DIP Orders, including amounts reserved in respect of adequate protection pursuant to section 3.1.2.4 of the Final DIP Order or any orders approving the sale of a Debtor’s property, no longer will be treated as reserved on such basis on and after the Effective Date.

1.82        Liquidation Trust Indemnified Parties: The Liquidation Trustee, the Liquidation Trust Supervisory Board, the Remaining Debtors Manager, and their respective Related Parties, each in their respective capacity as such.

1.83        Liquidation Trust Interests: Together, the Class A Liquidation Trust Interests and the Class B Liquidation Trust Interests.

1.84        Liquidation Trust Interests Waterfall: On each Distribution Date, the Liquidation Trust shall distribute its Available Cash as follows:

a.             The Liquidation Trust shall distribute Available Cash to each Holder of Class A Liquidation Trust Interests Pro Rata based on such Holder’s number of Class A Liquidation Trust Interests until the aggregate amount of all Distributions made pursuant to this clause on account of the Class A Liquidation Trust Interests equals the product of (i) the total number of all Class A Liquidation Trust Interests and (ii) $75.00;

b.             Thereafter, the Liquidation Trust shall distribute Available Cash to each Holder of Class B Liquidation Trust Interests Pro Rata based on such Holder’s number of Class B Liquidation Trust Interests until the aggregate amount of all Distributions made pursuant to this clause on account of the Class B Liquidation Trust Interests equals the product of (i) the total number of all Class B Liquidation Trust Interests and (ii) $75.00;

c.             Thereafter, the Liquidation Trust shall distribute Available Cash to each Holder of a Liquidation Trust Interest (whether a Class A Liquidation Trust Interest or a Class B Liquidation Trust Interest) Pro Rata based on such Holder’s number of Liquidation Trust Interests until the aggregate amount of all Distributions made pursuant to this clause on account of the Liquidation Trust Interests equals an amount equivalent to interest, at a per annum fixed rate of 10%, compounded annually, accrued on the aggregate principal amount of all Net Note Claims, Allowed General Unsecured Claims, and Net Unit Claims outstanding from time to time on or after the first Petition Date (December 4, 2017), treating each Distribution of Available Cash made after the Effective Date pursuant to the immediately preceding two subparagraphs as reductions of such principal amount; and

d.             Thereafter, the Liquidation Trust shall distribute Available Cash Pro Rata to the Holders of Allowed Subordinated Claims until such Claims are paid in full, including interest, at a per annum fixed rate of 10% or such higher rate as may be specified in any consensual agreement or order relating to a given Holder, compounded annually, accrued on the principal amount of each Allowed Subordinated Claim outstanding from time to time on or after the first Petition Date (December 4, 2017).

1.85        Liquidation Trust Seed Funding: Cash in the amount of $5.0 million.

1.86        Liquidation Trust Supervisory Board: A supervisory board for the Liquidation Trust, whose initial members shall be identified at or before the Confirmation Hearing and shall be selected as follows: three (3) individuals nominated by the Unsecured Creditors’ Committee, one (1) individual nominated by the Noteholder Committee, and one (1) individual nominated by the Unitholder Committee. If any member of the Liquidation Trust Supervisory Board selected by the Unsecured Creditors’ Committee is no longer available for any reason, then the remaining member(s) selected by the Unsecured Creditors’ Committee shall select the replacement member(s). If a member of the Liquidation Trust Supervisory Board selected by either the Noteholder Committee or the Unitholder Committee is no longer available for any reason, then the available former members of the Noteholder Committee or Unitholder Committee, as applicable, shall be requested to, and may, select a replacement; provided, however, that if no former members of the Noteholder Committee or the Unitholder Committee, as applicable, are reasonably available and willing to make the selection, then the remaining members of the Liquidation Trust Supervisory Board shall select the replacement member(s).

1.87        Liquidation Trustee: Michael Goldberg and any successor thereto appointed pursuant to the Liquidation Trust Agreement, which successor appointment will require approval of the Liquidation Trust Supervisory Board (and, in the case of the proposed removal and replacement of Michael Goldberg, a determination by the Bankruptcy Court that “cause” exists for such removal and replacement using the standard under Bankruptcy Code section 1104 made after notice of such proposed removal and replacement has been provided to the SEC), in each case acting in the capacity as trustee of the Liquidation Trust.

1.88        Local Rules: The Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.

1.89        Net Note Claims: The Outstanding Principal Amount of the Note Claims held by a particular Noteholder, minus the aggregate amount of all Prepetition Distributions received by such Noteholder; provided that, solely as to those Noteholders that are Contributing Claimants, the resulting difference shall be multiplied by the Contributing Claimants Enhancement Multiplier.

1.90        Net Unit Claims: The Outstanding Principal Amount of the Unit Claims held by a particular Unitholder, minus the aggregate amount of all Prepetition Distributions received by such Unitholder; provided that, solely as to those Unitholders that are Contributing Claimants, the resulting difference shall be multiplied by the Contributing Claimants Enhancement Multiplier.

1.91        New Board: The “New Board” as defined in and approved by that certain order entered by the Bankruptcy Court on January 23, 2018 [Docket No. 357].

1.92        Non-Compensatory Penalty Claims: Any Claim, secured or unsecured, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, to the extent such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such Claim.

1.93        Non-Debtor Loan Note Claims: Any Note Claims that are or were purportedly secured by an unreleased assignment or other security interest in any loans or related interests as to which the lender was a Debtor and the underlying borrower actually is or actually was a Person that is not a Debtor to the extent set forth in the Schedule of Non-Debtor Loan Note Claims. The loans to Persons that are not Debtors were made as part of the Debtors’ “Riverdale” segment, as described further in the Disclosure Statement.

1.94        Note Claims: Any and all Claims of a Person holding Notes that arise from or in connection with any Notes.

1.95        Noteholder: A given holder of one or more Notes, after aggregating holdings common to a beneficial natural person owner, natural person joint tenants including after dissolution of marriage by divorce or otherwise, or such holder’s estate, as applicable.

1.96        Noteholder Committee: The Official Ad Hoc Committee of Noteholders appointed in the Chapter 11 Cases as of February 1, 2018, as it may be reconstituted from time to time.

1.97        Notes: Any and all investments, interests, or other rights with respect to any of the Fund Debtors that were styled, marketed, or sold as “notes,” “mortgages,” or “loans.”

1.98        Ordinary Course Professional: Any Ordinary Course Professional, as that term is defined in the Order Authorizing the Employment and Payment of Professionals Used in the Ordinary Course of Business [Docket No. 296].

1.99        Ordinary Course Professional Fee Claim: A Claim of an Ordinary Course Professional for compensation or reimbursement of costs and expenses relating to services provided during the period from the Petition Date through and including the Effective Date.

1.100      Other Debtors: All Debtors other than the Fund Debtors.

1.101      Other Secured Claims: Any Secured Claims that are not DIP Claims.

1.102      Outstanding Principal Amount: When used in reference to a Note Claim, an amount equal to the aggregate principal balance outstanding as of the Petition Date on the Notes held by the applicable Noteholder; when used in reference to a Unit Claim, an amount equal to the aggregate principal balance outstanding as of the Petition Date on the Units held by the applicable Unitholder, in each case excluding any purportedly accrued prepetition interest and before reduction for any Prepetition Distributions.

1.103      Person: Any person or organization created or recognized by law, including any association, company, cooperative, corporation, entity, estate, fund, individual, joint stock company, joint venture, limited liability company, partnership, trust, trustee, unincorporated organization, government or any political subdivision thereof, or any other entity or organization of whatever nature.

1.104      Petition Date: (a) December 4, 2017, when used in reference to the 279 Debtors that Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court on such date; (b) February 9, 2018, when used in reference to the fourteen Debtors that Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court on such date; (c) March 9, 2018, when used in reference to the two Debtors that Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court on such date; (d) March 23, 2018, when used in reference to the seven Debtors that Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court on such date; and (e) March 27, 2018, when used in reference to the four Debtors that Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court on such date.

1.105      Plan: This First Amended Joint Chapter 11 Plan of Liquidation of Woodbridge Group of Companies, LLC and Its Affiliated Debtors and all exhibits thereto, including the Plan Supplement, as the same may be amended, modified, or supplemented in the Debtors’ reasonable discretion after consultation with each of the Committees.

1.106     Plan Supplement: The ancillary documents regarding the implementation and effectuation of the Plan, which will be Filed on or before the date that is seven (7) calendar days prior to the Voting Deadline, as such documents may be amended and supplemented prior to the Confirmation Hearing in the Debtors’ reasonable discretion after consultation with each of the Committees.

1.107      Prepetition Distribution: Any consideration, whether or not denominated as “interest,” that was transferred at any time prior to the Petition Date from any Person to a Noteholder or a Unitholder on account of any Notes or Units, as applicable, but excluding consideration representing the return or repayment of the principal of any Note or any Unit (which consideration is applied as such prior to determining the Outstanding Principal Amount for the applicable Notes or Units). Unless excluded by the preceding sentence, such consideration shall include any transfers on account of Notes that were converted to Units or Units that were converted to Notes and shall include any transfers, whether or not denominated as “interest,” on account of Notes or Units held at any time even if such Unit or Note had been paid or was otherwise no longer existing as of the Petition Date.

1.108      Priority Claim: A Claim that is entitled to priority under Bankruptcy Code section 507(a), other than an Administrative Claim and a Priority Tax Claim.

1.109      Priority Tax Claim: A Claim that is entitled to priority under Bankruptcy Code section 507(a)(8).

1.110      Professional: Any professional (other than an Ordinary Course Professional) employed in the Chapter 11 Cases pursuant to Bankruptcy Code sections 327, 328, 1103, or 1104 or any professional or other Person (in each case, other than an Ordinary Course Professional) seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(3) or 503(b)(4).

1.111     Professional Fee Claim: A Claim of a Professional for compensation or reimbursement of costs and expenses (or of members of any of the Committees for reimbursement of expenses) relating to services provided during the period from the Petition Date through and including the Effective Date.

1.112      Professional Fee Reserve: The reserve established and funded by the Liquidation Trust pursuant to Section 11.2 of the Plan to provide sufficient funds to satisfy in full all unpaid Allowed Professional Fee Claims.

1.113     Pro Rata: Proportionately so that the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Liquidation Trust Interest to (b) the amount or number of that Allowed Claim or Liquidation Trust Interest, is the same as the ratio of (x) the amount of consideration available for Distribution on account of, as applicable, all Allowed Claims in the Class in which the particular Allowed Claim is included or all applicable Liquidation Trust Interests (e.g., all Liquidation Trust Interests, all Class A Liquidation Trust Interests, or all Class B Liquidation Trust Interests) to (y) as applicable, the amount of all Allowed Claims of that Class or the number of applicable Liquidation Trust Interests, as adjusted to take into account any applicable Distribution Reserves.

1.114    Rejection Claim: Any Claim for monetary damages as a result of the rejection of any prepetition executory contract or unexpired lease, whether rejected pursuant to the Confirmation Order or otherwise.

1.115     Rejection Claims Bar Date: To the extent not previously established by prior order of the Bankruptcy Court, the first Business Day that is at least thirty (30) calendar days after the Effective Date.

1.116    Related Parties: Collectively, all of the respective accountants, agents, assigns, attorneys, bankers, consultants, directors, employees, executors, financial advisors, investment bankers, managers, members, officers, partners, predecessors, principals, professional persons, representatives, and successors of the reference Person; provided, however, that the Debtors’ Related Parties will be limited to the following Persons: the employees who are employed by the Debtors on the Effective Date; Richard Nevins; Michael Goldberg; M. Freddie Reiss; Frederick Chin; Bradley D. Sharp; Development Specialists, Inc.; Berkeley Research Group LLC; Klee, Tuchin, Bogdanoff & Stern LLP; Young Conaway Stargatt & Taylor LLP; Glaser Weil Fink Howard Avchen & Shapiro LLP; Homer Bonner Jacobs; Musick, Peeler & Garrett LLP; Province, Inc.; and Garden City Group, LLC.

 1.117    Released Parties: Collectively, (a) the Debtors, (b) the New Board, (c) the Committees, and (d) each of the preceding’s respective Related Parties; provided, however, that the Released Parties shall not include any Excluded Party.

1.118     Releasing Parties: Collectively, (a) the Debtors, (b) the Estates, and (c) any Person exercising or seeking to exercise any rights of the Estates (but solely in that capacity), including each of the Committees (but not their individual members), the Wind-Down CEO, the Liquidation Trustee, the Remaining Debtors Manager, and any other successor to the Debtors or any other estate representative that is or could be appointed or selected pursuant to Bankruptcy Code section 1123(b)(3) or otherwise.

1.119      Remaining Debtors: Woodbridge Group of Companies, LLC and Woodbridge Mortgage Investment Fund 1, LLC.

1.120      Remaining Debtors Manager: The Liquidation Trustee, acting in the capacity as manager of the Remaining Debtors.

1.121     Schedule of Assumed Agreements: The schedule of those certain executory contracts and unexpired leases that the Debtors have determined, in the Debtors’ reasonable discretion after consultation with each of the Committees, the Debtors may assume and assign on the Effective Date. The initial Schedule of Assumed Agreements will be Filed as part of the initial Plan Supplement, but remains subject to any modifications that may be made prior to the Effective Date pursuant to Section 6.1.1 of the Plan.

1.122      Schedule of Excluded Parties: A non-exclusive schedule to the Disclosure Statement that lists certain of the Excluded Parties.

1.123     Schedule of Non-Debtor Loan Note Claims: A schedule to the Disclosure Statement that lists the Noteholders holding Non-Debtor Loan Note Claims as well as the relevant portions of the Schedule of Principal Amounts and Prepetition Distributions applicable to such Non-Debtor Loan Note Claims.

1.124     Schedule of Principal Amounts and Prepetition Distributions: A schedule to the Disclosure Statement that indicates both the Outstanding Principal Amount and the Prepetition Distributions for each Noteholder and Unitholder that is not an Excluded Party.

1.125      Scheduled: Set forth in the Schedules.

1.126      Schedules: The Schedules of Assets and Liabilities Filed by the Debtors on April 15, 2018 as Docket Nos. 1269-1561, and on April 16, 2018 as Docket Nos. 1564-1576 & 1578, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

1.127      SEC: The U.S. Securities and Exchange Commission.

1.128      SEC Bar Date: The date or dates that have been established by Bankruptcy Court order regarding the deadline for Filing of Claims by the SEC, as may be extended by subsequent Bankruptcy Court order. See Docket Nos. 1829 & 2273.

1.129      Section 503(b)(9) Claim: A Claim arising under Bankruptcy Code section 503(b)(9) for the value of any goods received by the Debtors within twenty (20) calendar days before the Petition Date and that were sold to the Debtors in the ordinary course of their business.

1.130      Secured Claim: A Claim that is secured by a valid, perfected, and enforceable Lien on property in which the Debtors or the Estates have an interest, which Lien is valid, perfected, and enforceable under applicable law and not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law. A Claim is a Secured Claim only to the extent of the value of the Holder’s interest in the Debtors’ interest in the Collateral or to the extent of the amount subject to setoff against a Cause of Action held by the Debtors, whichever is applicable, and as determined under Bankruptcy Code section 506(a). To the extent that the value of such interest in the Debtors’ interest in the subject Collateral or the amount subject to setoff against a Cause of Action held by the Debtors (as applicable) is less than the amount of the Claim which has the benefit of such security or is supported by such setoff right, such portion of the Claim is unsecured and shall be treated as a General Unsecured Claim unless, in any such case, the Class of which the Secured Claim is a part makes a valid and timely election in accordance with Bankruptcy Code section 1111(b) to have such Claim(s) treated as a Secured Claim to the extent Allowed. For the avoidance of doubt, Intercompany Claims and the Standard Note Claims are not defined, classified, or treated as Secured Claims under the Plan as a result of the comprehensive settlement and compromise to be effected under the Plan.

1.131      Securities Act: The Securities Act of 1933, as amended.

1.132      Standard Note Claim: Any Note Claim that is not a Non-Debtor Loan Note Claim.

1.133      Subordinated Claim: Collectively, (a) any Non-Compensatory Penalty Claims and (b) any other Claim that is subordinated to General Unsecured Claims, Note Claims, or Unit Claims pursuant to Bankruptcy Code section 510, a Final Order, or by consent of the Creditor holding such Claim.

1.134      Supplemental Bar Date: Any “Supplemental Bar Date” as defined and established by the Order Establishing Deadlines for Filing Proofs of Claim and Proofs of Interest and Approving the Form and Manner of Notice Thereof [Docket No. 911].

1.135      Unimpaired: Any Class of Claims that is not impaired within the meaning of Bankruptcy Code section 1124.

1.136      Uninsured Portion: The portion of any Insured Claim, if any, that is not insured under the Debtors’ insurance policies or that is beyond the extent of such coverage.

1.137      Unit Claims: Any and all Claims of a Person holding Units that arise from or in connection with any Units.

1.138      Unitholder: A given holder of one or more Units, after aggregating holdings common to a beneficial natural person owner, natural person joint tenants including after dissolution of marriage by divorce or otherwise, or such holder’s estate, as applicable.

1.139      Unitholder Committee: The Official Ad Hoc Committee of Unitholders appointed in the Chapter 11 Cases as of January 23, 2018, as it may be reconstituted from time to time.

1.140      Units: Any and all investments, interests, or other rights with respect to any of the Fund Debtors that were styled, marketed, or sold as “units.”

1.141      Unliquidated Claim: Any Claim that is Scheduled as unliquidated or that was Filed in an unliquidated amount.

1.142      Unsecured Creditors’ Committee: The official committee of unsecured creditors, as contemplated under Bankruptcy Code section 1102, which was appointed in the Chapter 11 Cases as of December 14, 2017, as it may be reconstituted from time to time.

1.143      Unsecured Creditors’ Committee Action: The motion Filed by the Unsecured Creditors’ Committee [Docket No. 920] seeking leave, standing, and authority to prosecute certain Causes of Action on behalf of certain Debtors and their Estates, the draft complaint attached thereto, and any adversary proceeding that is subsequently commenced based on such motion or draft complaint.

1.144      U.S. Trustee: The Office of the United States Trustee for the District of Delaware.

1.145      Voting Deadline: The date and time by which all Ballots to accept or reject the Plan must be received in order to be counted under the Disclosure Statement Order.

1.146      Wind-Down Assets: Collectively, (a) all Estate Assets other than the Liquidation Trust Assets and (b) other real-estate-related assets or entities that may be transferred or otherwise provided, directly or indirectly, to or for the benefit of the Debtors (after the Petition Date but before the Effective Date) or the Wind-Down Entity (on or after the Effective Date) by any Person.

1.147      Wind-Down Board: The board of directors of the Wind-Down Entity, which will initially consist of Richard Nevins, M. Freddie Reiss, and the Wind-Down CEO.

1.148      Wind-Down CEO: Frederick Chin or his successor.

1.149     Wind-Down Claim Expenses: All Cash required to make payments in accordance with the Plan to Holders of Other Secured Claims and to counterparties to executory contracts and unexpired leases that are assumed and assigned to the Wind-Down Entity under the Plan or otherwise assumed and assigned pursuant to a Final Order.

1.150      Wind-Down Entity: A Delaware limited liability company established on the Effective Date and named “Woodbridge Wind-Down Entity LLC” in which all Wind-Down Assets will be vested and administered by the Wind-Down CEO, subject to the supervision and oversight of the Wind-Down Board and the Liquidation Trustee.

1.151      Wind-Down Expenses: Any and all reasonable fees, costs, and expenses incurred by the Wind-Down Entity not inconsistent with the Plan or the Wind-Down Governance Agreement, including (i) any administrative fees; (ii) attorneys’ or other professionals’ fees and expenses of the Wind-Down Entity; (iii) insurance fees or premiums; (iv) taxes; (v) escrow expenses; (vi) costs associated with any maintenance, liquidation, and administration as part of the wind down of the Debtors; (vii) Wind-Down Claim Expenses; and (viii) costs to maintain, develop, improve, or insure any Wind-Down Assets while they are held for sale or otherwise liquidated, and any other expenses incurred or otherwise payable in accordance with the Wind-Down Governance Agreement.

1.152      Wind-Down Governance Agreement: An agreement substantially in the form Filed in the Plan Supplement and reasonably acceptable to each of the Committees delineating the rights of the Liquidation Trust and the Liquidation Trust Supervisory Board based on the Liquidation Trust’s 100% ownership of the Wind-Down Entity.

1.153      Wind-Down Indemnified Parties: The Wind-Down CEO, the Wind-Down Board, and their respective Related Parties, each in their respective capacity as such.

ARTICLE II

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1          Summary and Classification of Claims. This Section classifies Claims – except for Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims, which are not classified – for all purposes, including confirmation, Distributions, and voting. A Claim is classified in a particular Class only to the extent that the Claim falls within the Class description. To the extent that part of a Claim falls within a different Class description, that part of the Claim is classified in that different Class. The following table summarizes the Classes of Claims under the Plan:

CLASS	DESCRIPTION	IMPAIRED/ UNIMPAIRED	VOTING STATUS
None	Administrative Claims	Unimpaired	Not Entitled to Vote
None	Professional Fee Claims	Unimpaired	Not Entitled to Vote
None	Priority Tax Claims	Unimpaired	Not Entitled to Vote
None	DIP Claims	Unimpaired	Not Entitled to Vote
Class 1	Other Secured Claims[3]	Unimpaired	Not Entitled to Vote (deemed to accept)
Class 2	Priority Claims	Unimpaired	Not Entitled to Vote (deemed to accept)
Class 3	Standard Note Claims	Impaired	Entitled to Vote
Class 4	General Unsecured Claims	Impaired	Entitled to Vote

[3]	For voting purposes and to comply with Bankruptcy Code section 1122(a), each Allowed Other Secured Claim shall be deemed to be in its own subclass (unless such Holder shares the same Lien on Collateral with a different Holder of another Other Secured Claim, in which case such Claims shall be deemed to be included together in the same subclass).

CLASS	DESCRIPTION	IMPAIRED/ UNIMPAIRED	VOTING STATUS
Class 5	Unit Claims	Impaired	Entitled to Vote
Class 6	Non-Debtor Loan Note Claims	Impaired	Entitled to Vote
Class 7	Subordinated Claims	Impaired	Not Entitled to Vote (deemed to reject)
Class 8	Equity Interests	Impaired	Not Entitled to Vote (deemed to reject)

NOTWITHSTANDING ANY OTHER TERM OR PROVISION OF THE PLAN,

NO DISTRIBUTIONS WILL BE MADE ON ACCOUNT OF ANY CLAIM THAT

IS NOT AN ALLOWED CLAIM AND NO RIGHTS WILL BE RETAINED ON

ACCOUNT OF ANY CLAIM THAT IS A DISALLOWED CLAIM.

2.2          Classification & Voting Controversies.

(a)           If a controversy arises regarding whether any Claim is properly classified under the Plan, then the Bankruptcy Court shall, upon proper motion and notice, determine such controversy at the Confirmation Hearing.

(b)           If the Bankruptcy Court finds that the classification of any Claim is improper, then such Claim shall be reclassified and the Ballot previously cast by the Holder of such Claim shall be counted in, and the Claim shall receive the treatment prescribed in, the Class in which the Bankruptcy Court determines such Claim should have been classified, without the necessity of resoliciting any votes on the Plan.

ARTICLE III

TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1           Unclassified Claims.

3.1.1       Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of the Plan, on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) thirty (30) calendar days following the date on which an Administrative Claim becomes an Allowed Administrative Claim, the Holder of such Allowed Administrative Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other less favorable treatment as to which such Holder and the Liquidation Trust shall have agreed upon in writing.

3.1.2       Professional Fee Claims. Professional Fee Claims shall be paid as set forth in Section 11.2 of the Plan.

3.1.3      Priority Tax Claims. In full satisfaction, settlement, and release of and in exchange for such Claims, Allowed Priority Tax Claims shall be paid, at the Liquidation Trust’s option, as follows: (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and thirty (30) calendar days following the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim; (b) in regular installment payments in Cash over a period not exceeding five (5) years after the Petition Date, plus interest on the unpaid portion thereof at the rate determined under applicable nonbankruptcy law as of the calendar month in which the Effective Date occurs (provided that such election shall be without prejudice to the right to prepay any such Allowed Priority Tax Claim in full or in part without penalty); or (c) such other treatment as to which the Holder of an Allowed Priority Tax Claim and the Liquidation Trust shall have agreed upon in writing.

3.1.4       DIP Claims. Subject to the DIP Orders, on the Effective Date, the DIP Claims shall be deemed to be Allowed in the full amount due and owing under the DIP Facility as of the Effective Date, if any. On the Effective Date, any outstanding DIP Claims shall be indefeasibly paid in full in Cash and the Debtors’ rights and obligations under the DIP Facility shall be cancelled.

3.2           Class 1: Other Secured Claims.

Class 1 consists of all Other Secured Claims. Class 1 is Unimpaired under the Plan.

The legal, equitable, and contractual rights of Holders of Allowed Class 1 Claims are unaltered by the Plan, and, notwithstanding substantive consolidation of the Debtors and vesting of the Wind-Down Assets in the Wind-Down Entity, the Liens of the Holders of Allowed Class 1 Claims will continue to attach to their respective Collateral, provided that all such Claims shall remain subject to any and all defenses, counterclaims, and setoff or recoupment rights with respect thereto. Unless the Wind-Down Entity and the Holder of an Allowed Class 1 Claim agree to other treatment, on or as soon as is reasonably practicable after the Effective Date, each Holder of an Allowed Class 1 Claim shall receive, at the Wind-Down Entity’s option: (i) Cash from the Wind-Down Entity in the Allowed amount of such Holder’s Allowed Class 1 Claim; or (ii) the return by the Wind-Down Entity of the Collateral securing such Allowed Class 1 Claim, without representation or warranty by any Person (and without recourse against any Person regarding such Other Secured Claim); or (iii) (A) the cure of any default, other than a default of the kind specified in Bankruptcy Code section 365(b)(2), that Bankruptcy Code section 1124(2) requires to be cured, with respect to such Holder’s Allowed Class 1 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall exist; (B) the reinstatement of the maturity of such Allowed Class 1 Claim as the maturity existed before any default, without recognition of any default rate of interest or similar penalty or charge; and (C) retention of its unaltered legal, equitable, and contractual rights with respect to such Allowed Class 1 Claim, including through the retention of any associated Lien on the Collateral securing such Allowed Class 1 Claim.

The Bankruptcy Court shall retain jurisdiction and power to determine the amount necessary to satisfy any Allowed Class 1 Claim for which treatment is elected under clause (i) or clause (iii) of the immediately foregoing paragraph. With respect to any Allowed Class 1 Claim for which treatment is elected under clause (i), any Holder of such Allowed Class 1 Claim shall release (and by the Confirmation Order shall be deemed to release) all Liens against any Estate Assets. Notwithstanding anything else in the Plan, the Holders of Allowed Class 1 Claims will have no right to receive any Distribution from, or otherwise share in, any of the Liquidation Trust Assets.

3.3           Class 2: Priority Claims.

Class 2 consists of all Priority Claims. Class 2 is Unimpaired under the Plan.

On, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) the date on which a Priority Claim becomes payable pursuant to and as specified by an order of the Bankruptcy Court, the Holder of such Allowed Priority Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Claim, either (a) Cash from the Liquidation Trust equal to the unpaid portion of such Allowed Priority Claim or (b) such other less favorable treatment from the Liquidation Trust to which such Holder and the Liquidation Trust shall have agreed upon in writing.

3.4           Class 3: Standard Note Claims.

Class 3 consists of all Standard Note Claims, as well as those Non-Debtor Loan Note Claims that are reclassified in Class 3 pursuant to Section 3.7 of the Plan. Class 3 is Impaired under the Plan.

In full satisfaction, settlement, and release of and in exchange for such Claims, the Holders of Allowed Class 3 Claims will receive on or as soon as reasonably practicable after the Effective Date, one (1) Class A Liquidation Trust Interest for each $75.00 of Net Note Claims held by the applicable Noteholder with respect to its Allowed Note Claims (any resulting fractional Class A Liquidation Trust Interests will be rounded to the nearest hundredth of such Liquidation Trust Interest with five thousandths thereof rounded up to the next hundredth). As set forth more fully in Section 5.4.10 of the Plan, subsequent Distributions of Cash on account of the Class A Liquidation Trust Interests will be made by the Liquidation Trust in accordance with the Liquidation Trust Interests Waterfall.

The treatment of the Standard Note Claims under the Plan is not intended to and will not reduce, impair, satisfy, limit, or otherwise affect any rights that any Noteholder may have against any Person that is not a Released Party (including those rights that may be included in the Contributed Claims and contributed to the Liquidation Trust by making the Ballot election described below).

Each Holder of a Standard Note Claim may agree, by electing on its Ballot, to contribute its Contributed Claims to the Liquidation Trust. By electing such option on its Ballot, the Noteholder agrees that, subject to the occurrence of the Effective Date and the formation of the Liquidation Trust, it will be deemed, without further action, (i) to have contributed its Contributed Claims to the Liquidation Trust and (ii) to have agreed to execute any documents reasonably requested to memorialize such contribution. The relative share of Liquidation Trust recoveries for any so electing Noteholder in respect of its Class 3 Claim will be enhanced by having the amount that otherwise would be its Net Note Claim increased by the Contributing Claimants Enhancement Multiplier. Noteholders also may choose to make such election because aggregating all Contributed Claims and similar Liquidation Trust Actions may enable the pursuit and settlement of such litigation claims in a more efficient and effective manner.

3.5          Class 4: General Unsecured Claims.

Class 4 consists of all General Unsecured Claims. Class 4 is Impaired under the Plan.

In full satisfaction, settlement, and release of and in exchange for such Claims, the Holders of Allowed Class 4 Claims will receive on or as soon as reasonably practicable after the Effective Date, one (1) Class A Liquidation Trust Interest for each $75.00 of Allowed General Unsecured Claims held by the applicable Creditor (any resulting fractional Class A Liquidation Trust Interests will be rounded to the nearest hundredth of such Liquidation Trust Interest with five thousandths thereof rounded up to the next hundredth). As set forth more fully in Section 5.4.10 of the Plan, subsequent Distributions of Cash on account of the Class A Liquidation Trust Interests will be made by the Liquidation Trust in accordance with the Liquidation Trust Interests Waterfall.

3.6          Class 5: Unit Claims.

Class 5 consists of all Unit Claims. Class 5 is Impaired under the Plan.

In full satisfaction, settlement, and release of and in exchange for such Claims, the Holders of Allowed Unit Claims will receive on or as soon as reasonably practicable after the Effective Date, 0.725 Class A Liquidation Trust Interests and 0.275 Class B Liquidation Trust Interests for each $75.00 of Net Unit Claims held by the applicable Unitholder with respect to its Allowed Unit Claims (any resulting fractional Class A Liquidation Trust Interests or Class B Liquidation Trust Interests will be rounded to the nearest hundredth of such Liquidation Trust Interest with five thousandths thereof rounded up to the next hundredth). As set forth more fully in Section 5.4.10 of the Plan, subsequent Distributions of Cash on account of the Class A Liquidation Trust Interests and the Class B Liquidation Trust Interests will be made by the Liquidation Trust in accordance with the Liquidation Trust Interests Waterfall.

The treatment of the Unit Claims under the Plan is not intended to and will not reduce, impair, satisfy, limit, or otherwise affect any rights that any Unitholder may have against any Person that is not a Released Party (including those rights that may be included in the Contributed Claims and contributed to the Liquidation Trust by making the Ballot election described below).

Each Holder of a Unit Claim may agree, by electing on its Ballot, to contribute its Contributed Claims to the Liquidation Trust. By electing such option on its Ballot, the Unitholder agrees that, subject to the occurrence of the Effective Date and the formation of the Liquidation Trust, it will be deemed, without further action, (i) to have contributed its Contributed Claims to the Liquidation Trust and (ii) to have agreed to execute any documents reasonably requested to memorialize such contribution. The relative share of Liquidation Trust recoveries for any so electing Unitholder will be enhanced by having the amount that otherwise would be its Net Unit Claim increased by the Contributing Claimants Enhancement Multiplier. Unitholders also may choose to make such election because aggregating all Contributed Claims and similar Liquidation Trust Actions may enable the pursuit and settlement of such litigation claims in a more efficient and effective manner.

3.7           Class 6: Non-Debtor Loan Note Claims.

Class 6 consists of all Non-Debtor Loan Note Claims. Class 6 is Impaired under the Plan.

The Debtors dispute that any Non-Debtor Loan Note Claim is actually secured by a perfected Lien, and no Class 6 Claim will be Allowed in any respect under the Plan. Instead, the Liquidation Trust may litigate against any Disputing Claimant holding a Non-Debtor Loan Note Claim (i) any disputes about the secured or unsecured status, amount, and priority of such Non-Debtor Loan Note Claim; (ii) any Liquidation Trust Actions that may exist against such Noteholder; and (iii) any other matters pertaining to such Noteholder’s rights vis-à-vis the Debtors or the Estates. In order to settle and avoid such potential litigation, each Class 6 Ballot will provide an opportunity for the applicable Noteholder to affirmatively consent to reclassification of its Claim as a Class 3 Claim, whereupon (a) such Claim will be treated as if such Claim had always been part of Class 3 and based on the applicable amounts in the Schedule of Principal Amounts and Prepetition Distributions, to which amounts the applicable Noteholder will have agreed and be bound; and (b) the applicable Noteholder will have agreed to release (and by the Confirmation Order shall be deemed to release) all asserted Liens against any Estate Assets.

If the Bankruptcy Court determines in a Final Order that any given Holder of a Class 6 Claim holds a valid Secured Claim, then in full satisfaction, settlement, and release of and in exchange for such Claim, such Holder will receive on or as soon as is reasonably practicable after the date of such determination Cash from the Liquidation Trust in the amount of such Holder’s Allowed Class 6 Claim to the extent such Allowed Claim is a Secured Claim, with post-Confirmation interest thereon at the applicable contract rate, and any Holder of such Allowed Class 6 Claim shall release (and by the Confirmation Order shall be deemed to release) all Liens against any Estate Assets.

If the Bankruptcy Court determines in a Final Order that any given Holder of a Class 6 Claim does not hold a valid Secured Claim, then in full satisfaction, settlement, and release of and in exchange for such Claim, such Claim shall automatically be reclassified as a Class 3 Claim and such Claim will be treated as if such Claim had always been part of Class 3 and based on the Outstanding Principal Amounts and Prepetition Distributions that are determined by the Bankruptcy Court regarding such Noteholder, including, if applicable, after taking into account any Liquidation Trust Actions that the Liquidation Trust may pursue against the particular Disputing Claimant (as to which all rights of the Liquidation Trust are reserved).

If the Liquidation Trust and any given Holder of a Class 6 Claim reach an agreement regarding the treatment of such Holder’s Claim that eliminates the need for the Bankruptcy Court to make the determination contemplated by the preceding two paragraphs, then in full satisfaction, settlement, and release of and in exchange for such Claim, such Claim shall receive the treatment that is agreed between the Liquidation Trust and such Holder.

The treatment of the Non-Debtor Loan Note Claims under the Plan is not intended to and will not reduce, impair, satisfy, limit, or otherwise affect any rights that any Noteholder may have against any Person that is not a Released Party (including those rights that may be included in the Contributed Claims and contributed to the Liquidation Trust by making the Ballot election described below).

Each Holder of a Non-Debtor Loan Note Claim may agree, by electing on its Ballot, to contribute its Contributed Claims to the Liquidation Trust. By electing such option on its Ballot, the Noteholder agrees that, subject to the occurrence of the Effective Date and the formation of the Liquidation Trust, it will be deemed, without further action, (i) to have contributed its Contributed Claims to the Liquidation Trust and (ii) to have agreed to execute any documents reasonably requested to memorialize such contribution. The relative share of Liquidation Trust recoveries for any so electing Noteholder, to the extent that its Claim is classified and treated as a Class 3 Claim, will be enhanced by having the amount that otherwise would be its Net Note Claim increased by the Contributing Claimants Enhancement Multiplier. Noteholders also may choose to make such election because aggregating all Contributed Claims and similar Liquidation Trust Actions may enable the pursuit and settlement of such litigation claims in a more efficient and effective manner.

3.8           Class 7: Subordinated Claims.

Class 7 consists of all Subordinated Claims. Class 7 is Impaired under the Plan.

The Holders of Allowed Subordinated Claims will retain a residual right to receive Cash that remains in the Liquidation Trust after the final administration of all Liquidation Trust Assets and the complete satisfaction of all senior payment rights within the Liquidation Trust Interests Waterfall. The Debtors have determined not to solicit the votes of the Holders of any Class 7 Claims, and such Holders shall be deemed to have rejected the Plan and, therefore, such Holders are not entitled to vote on the Plan.

3.9           Class 8: Equity Interests.

Class 8 consists of all Equity Interests. Class 8 is Impaired under the Plan.

As of the Effective Date, all Equity Interests shall be deemed void, cancelled, and of no further force and effect. On and after the Effective Date, Holders of Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Equity Interests. Class 8 is deemed to have rejected the Plan and, therefore, Holders of Equity Interests are not entitled to vote on the Plan.

3.10        Special Provisions Regarding Insured Claims.

(a)           Any Allowed General Unsecured Claim with respect to an Insured Claim shall be limited to the Uninsured Portion of such Claim, provided such Claims have been timely Filed by the applicable Claims Bar Date.

(b)           If there is insurance purchased by or otherwise applicable to the Debtors, any Person with rights against or under the applicable insurance policy, including the Wind-Down Entity, the Liquidation Trust, and Holders of Insured Claims, may pursue such rights.

(c)           Nothing in this Section 3.10 shall constitute a waiver of any Causes of Action the Debtors, the Estates, the Wind-Down Entity, or the Liquidation Trust may hold against any Person, including the Debtors’ insurance carriers; and nothing in this Section 3.10 is intended to, shall, or shall be deemed to preclude any Holder of an Insured Claim from seeking or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any Distribution such Holder may receive under the Plan; provided, however, that the Debtors, the Wind-Down Entity, and the Liquidation Trust do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

(d)           The Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest or litigate with any Person the existence, primacy, or scope of available coverage under any allegedly applicable policy. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any proof of claim or of any objections or defenses to any such Claims.

3.11       Comprehensive Settlement of Claims and Controversies.

3.11.1     Generally. Pursuant to Bankruptcy Code sections 1123(a)(5), 1123(b)(3), and 1123(b)(6), as well as Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims and controversies relating to the rights that a Holder of a Claim or an Equity Interest may have against any Debtor with respect to any Claim, Equity Interest, or any Distribution on account thereof, as well as of all potential Intercompany Claims, Intercompany Liens, and Causes of Action against any Debtor, including the Unsecured Creditors’ Committee Action. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are (i) in the best interest of the Debtors, the Estates, and their respective property and stakeholders; and (ii) fair, equitable, and reasonable. This comprehensive compromise and settlement is a critical component of the Plan and is designed to provide a resolution of myriad disputed intercompany and intercreditor Claims, Liens, and Causes of Action that otherwise could take years to resolve, which would delay and undoubtedly reduce the Distributions that ultimately would be available for all Creditors.

3.11.2     Implementing Settlement Elements. Pursuant to the comprehensive compromise and settlement negotiated by the Debtors and the Committees, the Plan effectuates, among other things, the following:

(a)           On the Effective Date, unless held by Excluded Parties or Disputing Claimants (in which case such Claims are Disputed Claims), all Class 3 Standard Note Claims and all Class 5 Unit Claims are deemed Allowed under the Plan as set forth in the Schedule of Principal Amounts and Prepetition Distributions;

(b)           To the extent, and only to the extent, a Claim is Allowed by subparagraph (a) above, the following Liquidation Trust Actions are waived and released as to the applicable Noteholder or Unitholder (that is not a Disputing Claimant): (i) Liquidation Trust Actions to avoid or recover a Prepetition Distribution with respect to the subject Allowed Claim and (ii) Liquidation Trust Actions to avoid or recover a Debtor’s prepetition payment of consideration representing the return or repayment of the principal of any Note or any Unit (which consideration is applied as such prior to determining the Outstanding Principal Amount for the Notes or Units relevant to the applicable Allowed Claim);

(c)           In accordance with Section 5.8 of the Plan, subject to the rights of Allowed Other Secured Claims, the Fund Debtors will be substantively consolidated into Woodbridge Mortgage Investment Fund 1, LLC and the Other Debtors will be substantively consolidated into Woodbridge Group of Companies, LLC;

(d)           The Holders of Allowed Claims in Class 3 (Standard Note Claims), Class 4 (General Unsecured Claims), Class 5 (Unit Claims), and Class 6 (Non-Debtor Loan Note Claims) will receive the treatment provided for such Holders under the Plan;

(e)           The Liquidation Trust will be created to most effectively and efficiently pursue the Liquidation Trust Actions for the collective benefit of all the Liquidation Trust Beneficiaries (as well as to own the membership interests of the Wind-Down Entity, establish and hold the Distribution Reserves, and receive and distribute to Noteholders, Holders of General Unsecured Claims, and Unitholders holding Liquidation Trust Interests the net proceeds of the liquidation of Wind-Down Assets by the Wind-Down Entity remaining after payment of Wind-Down Expenses, Liquidation Trust Expenses, and certain other Claims, all in accordance with the Plan);

(f)            Findings will be sought in the Confirmation Order that (i) beginning no later than July 2012 through December 1, 2017, Robert H. Shapiro used his web of more than 275 limited liability companies, including the Debtors, to conduct a massive Ponzi scheme raising more than $1.22 billion from over 8,400 unsuspecting investors nationwide; (ii) the Ponzi scheme involved the payment of purported returns to existing investors from funds contributed by new investors; and (iii) the Ponzi scheme was discovered in December 2017; and

(g)           Any Intercompany Claims that could be asserted by one Debtor against another Debtor will be extinguished immediately before the Effective Date with no separate recovery on account of any such Claims and any Intercompany Liens that could be asserted by one Debtor regarding any Estate Assets owned by another Debtor will be deemed released and discharged on the Effective Date; provided, however, that solely with respect to any Secured Claim of a non-debtor as to which the associated Lien would be junior to any Intercompany Lien, the otherwise released Intercompany Claim and associated Intercompany Lien will be preserved for the benefit of, and may be asserted by, the Liquidation Trust as to any Collateral that is Cash and, otherwise, the Wind-Down Entity so as to retain the relative priority and seniority of such Intercompany Claim and associated Intercompany Lien.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1           Impaired Class of Claims Entitled to Vote. Only the votes of Holders of Allowed Claims in Class 3, Class 4, Class 5, and Class 6 shall be solicited with respect to the Plan.

4.2           Acceptance by an Impaired Class. In accordance with Bankruptcy Code section 1126(c), and except as provided in Bankruptcy Code section 1126(e), the Holders of Claims in any Class entitled to vote on the Plan shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (⅔) in dollar amount and more than one-half (½) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan.

4.3           Presumed Acceptances by Unimpaired Classes. Class 1 and Class 2 are Unimpaired under the Plan. Under Bankruptcy Code section 1126(f), the Holders of Claims in such Unimpaired Classes are conclusively presumed to have accepted the Plan, and, therefore, the votes of such Holders shall not be solicited.

4.4          Impaired Classes Deemed to Reject Plan. The Debtors have determined not to solicit the votes of Holders of any Claims in Class 7, and such Holders shall be deemed to have rejected the Plan and, therefore, such Holders are not entitled to vote on the Plan. Holders of Equity Interests in Class 8 are not entitled to receive or retain any property or interests in property under the Plan. Under Bankruptcy Code section 1126(g), such Holders are deemed to have rejected the Plan, and, therefore, the votes of such Holders shall not be solicited.

4.5          Modifications of Votes. Following the Voting Deadline, no Creditors entitled to vote on the Plan will be able to change their votes cast on the Plan or any attendant elections or preferences without the written consent of the Debtors, which consent may be given or withheld in the Debtors’ reasonable discretion after consultation with each of the Committees.

4.6          Confirmation Pursuant to Bankruptcy Code Section 1129(b). Because at least one Impaired Class is deemed to have rejected the Plan, the Debtors will and hereby request confirmation of the Plan under Bankruptcy Code section 1129(b). The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary.

4.7          Elimination of Vacant Classes. Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of an Allowed Claim, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of determining acceptance of the Plan by such Class under Bankruptcy Code section 1129(a)(8).

4.8          Severability of Joint Plan. This Plan represents a joint plan comprised of individual plans for each of the Debtors. As further discussed in Section 11.6 of the Plan, the Debtors may alter, amend, or modify this Plan at or before the Confirmation Hearing, including to remove one or more Debtors from this Plan, in the Debtors’ reasonable discretion after consultation with each of the Committees.

ARTICLE V

IMPLEMENTATION OF THE PLAN

5.1         Implementation of the Plan. The Plan will be implemented by various acts and transactions as set forth in the Plan, including, among other things, the establishment of the Wind-Down Entity and the Liquidation Trust, the appointment of the Wind-Down CEO, the Liquidation Trustee, and the Remaining Debtors Manager, and the making of Distributions by the Liquidation Trust and, as applicable, the Wind-Down Entity in accordance with the Plan.

5.2          Streamlining of the Debtors’ Corporate Affairs.

5.2.1      Debtors’ Existing Directors, Officers, and Managers. On the Effective Date, each of the Debtors’ existing directors, officers, and managers shall be terminated automatically without the need for any Corporate Action and without the need for any corporate or limited liability company filings, and shall have no ongoing rights against or obligations to the Debtors or the Estates, including under any applicable prepetition agreements (all of which will be deemed terminated). On the Effective Date, the Wind-Down CEO shall succeed to all such powers as would have been applicable to the Debtors’ officers and managers in respect of all Wind-Down Assets and the Liquidation Trustee shall succeed to all such powers as would have been applicable to the Debtors’ officers and managers in respect of all Liquidation Trust Assets; provided, however, that the Wind-Down CEO and the Liquidation Trustee may continue to consult with or employ the Debtors’ former directors, officers, employees, and managers to the extent required to comply with applicable law or contractual provisions regarding the Debtors.

5.2.2       The Remaining Debtors Pending the Closing of the Cases. Each Remaining Debtor shall continue in existence after the Effective Date as a post-Effective-Date entity for the purposes of ensuring, among other things, that Creditors will obtain the benefits of any allegedly transfer-restricted assets. Without the need for any Corporate Action and without the need for any corporate or limited liability company filings, (a) all Equity Interests of the Remaining Debtors issued and outstanding immediately before the Effective Date shall be automatically cancelled and extinguished on the Effective Date and (b) as of the Effective Date, new membership interests of each Remaining Debtor, representing all of the issued and outstanding membership interests of each such Remaining Debtor, shall be issued to the Liquidation Trust, which new membership interests so issued shall be deemed to have been offered and sold to the Liquidation Trust in reliance on the exemption from registration under the Securities Act afforded by section 4(a)(2) thereof. On and after the Effective Date, each Remaining Debtor will be a wholly-owned subsidiary of the Liquidation Trust, and the Liquidation Trust may expend with respect to such Remaining Debtor such amounts as the Liquidation Trust determines is appropriate, in its discretion. The sole manager of each Remaining Debtor shall be the Remaining Debtors Manager. The Remaining Debtors Manager’s rights and powers with respect to operations, employment, compensation, indemnity, and exculpation as to each Remaining Debtor shall, to the greatest extent possible, be the same as its rights and powers as Liquidation Trustee in connection with the Liquidation Trust, and the Remaining Debtors Manager may take such steps as appropriate to maintain the good standing of the applicable Remaining Debtor. Until a Remaining Debtor is dissolved, all cash or property received by the Remaining Debtor, gross or net of any expenses of the Remaining Debtor incurred after the Effective Date, shall be transferred to the Liquidation Trust. Each Remaining Debtor (a) shall have the Liquidation Trust as its sole member and the Liquidation Trust shall be deemed to be admitted as a member of each Remaining Debtor on the Effective Date, (b) shall be treated as a disregarded entity for income tax purposes, (c) shall have a purpose consistent with the purpose of the Liquidation Trust as set forth in Section 5.4.4 of the Plan, and (d) shall be subject to the same limitations imposed on the Liquidation Trustee under the terms of this Plan and the Liquidation Trust Agreement.

5.2.3       Dissolution of the Debtors. On the Effective Date, each of the Debtors other than the Remaining Debtors will be dissolved automatically without the need for any Corporate Action, without the need for any corporate or limited liability company filings, and without the need for any other or further actions to be taken by or on behalf of such dissolving Debtor or any other Person or any payments to be made in connection therewith; provided, however, that the Liquidation Trust may in its discretion file any certificates of cancellation as may be appropriate in connection with dissolution of any Debtors other than the Remaining Debtors. On and as of the earlier of the Closing Date and the date on which the Remaining Debtors Manager Files with the Bankruptcy Court a notice of dissolution as to a Remaining Debtor, such Remaining Debtor will be dissolved automatically without the need for any Corporate Action, without the need for any corporate or limited liability company filings, and without the need for any other or further actions to be taken by or on behalf of such dissolving Remaining Debtor or any other Person or any payments to be made in connection therewith; provided, however, that the Liquidation Trust may in its discretion file any certificates of cancellation as may be appropriate in connection with dissolution of any Remaining Debtors.

5.2.4       Corporate Documents and Corporate Authority. On the Effective Date, the certificates of incorporation, bylaws, operating agreements, and articles of organization, as applicable, of all the Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Plan. The entry of the Confirmation Order shall constitute authorization for the Debtors, the Wind-Down CEO, the Liquidation Trustee, and the Remaining Debtors Manager, as applicable, to take or cause to be taken all actions (including, if applicable, Corporate Actions) necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation.

5.3           The Wind-Down Entity.

5.3.1       Appointments.

(a)           On and after the Effective Date, the initial Wind-Down CEO shall become and serve as Wind-Down CEO. The compensation terms for the Wind-Down CEO will be set forth in a separate document to be Filed as part of the Plan Supplement.

(b)           On and after the Effective Date, the initial Wind-Down Board shall become and serve as Wind-Down Board. The compensation of the non-CEO members of the Wind-Down Board will be $20,000 per month for each calendar month of service during the first year after the Effective Date and $15,000 per month for each calendar month of service commencing after the first anniversary of the Effective Date.

5.3.2       Creation and Governance of the Wind-Down Entity. On the Effective Date, the Wind-Down Entity and the Liquidation Trustee shall execute the Wind-Down Governance Agreement and shall take any other steps necessary to establish the Wind-Down Entity in accordance with the Plan. The Wind-Down Entity shall be governed by the Wind-Down Governance Agreement and administered by the Wind-Down CEO and the Wind-Down Board. The powers, rights, duties, and responsibilities of the Wind-Down CEO and the Wind-Down Board shall be specified in the Wind-Down Governance Agreement. The Wind-Down Entity shall hold, administer, and distribute the Wind-Down Assets in accordance with the provisions of the Plan and the Wind-Down Governance Agreement. The Wind-Down Entity (a) shall have the Liquidation Trust as its sole member and the Liquidation Trust shall be deemed to be admitted as a member of the Wind-Down Entity on the Effective Date, (b) shall be treated as a disregarded entity for income tax purposes, (c) shall have a purpose consistent with the purpose of the Liquidation Trust as set forth in Section 5.4.4 of the Plan, and (d) shall be subject to the same limitations imposed on the Liquidation Trustee under the terms of this Plan and the Liquidation Trust Agreement.

5.3.3       Vesting of Wind-Down Assets. On the Effective Date, the Wind-Down Entity will be automatically vested with all of the Debtors’ and the Estates’ respective rights, title, and interest in and to all Wind-Down Assets, including any Debtor’s or any Estate’s associated rights, including any such rights to exercise and enforce rights and remedies of Holders of Non-Debtor Loan Note Claims regarding any loans or related interests as to which the lender was a Debtor and the underlying borrower actually is or actually was a Person that is not a Debtor as more fully set forth in Section 5.3.4(g) of the Plan. Except as specifically provided in the Plan or the Confirmation Order, the Wind-Down Assets shall automatically vest in the Wind-Down Entity free and clear of all Claims, Liens, or interests, and such vesting shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. The Wind-Down Entity shall be the exclusive representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3)(B) regarding all Wind-Down Assets.

5.3.4       Authority. Subject to the supervision of the Wind-Down Board and the provisions of the Wind-Down Governance Agreement, the Wind-Down CEO shall have the authority and right on behalf of each of the Debtors and their respective Estates, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all applicable provisions of the Plan for the ultimate benefit of the Liquidation Trust, including to:

(a)          retain, compensate, and employ professionals and other Persons to represent the Wind-Down Entity with respect to and in connection with its rights and responsibilities;

(b)          establish, maintain, and administer accounts of the Debtors as appropriate;

(c)          maintain, develop, improve, administer, operate, conserve, supervise, collect, settle, and protect the Wind-Down Assets (subject to the limitations described herein or in the Wind-Down Governance Agreement);

(d)          sell, liquidate, transfer, assign, distribute, abandon, or otherwise dispose of the Wind-Down Assets or any part thereof or any interest therein, including through the formation on or after the Effective Date of any new or additional legal entities to be owned by the Wind-Down Entity to own and hold particular Wind-Down Assets separate and apart from any other Wind-Down Assets, upon such terms as the Wind-Down CEO determines to be necessary, appropriate, or desirable (subject to the limitations described herein or in the Wind-Down Governance Agreement), including the consummation of any sale transaction for any Wind-Down Assets as to which an approval order was entered by the Bankruptcy Court before the Effective Date;

(e)           invest Cash of the Debtors and the Estates, including any Cash realized from the liquidation of the Wind-Down Assets, which investments, for the avoidance of doubt, will not be required to comply with Bankruptcy Code section 345(b);

(f)           negotiate, incur, and pay the Wind-Down Expenses, including in connection with the resolution and satisfaction of any Wind-Down Claim Expenses;

(g)          exercise and enforce all rights and remedies regarding any loans or related interests as to which the lender was a Debtor and the underlying borrower actually is or actually was a Person that is not a Debtor, including any such rights or remedies that any Debtor or any Estate was entitled to exercise or enforce prior to the Effective Date on behalf of a Holder of a Non-Debtor Loan Note Claim, and including rights of collection, foreclosure, and all other rights and remedies arising under any promissory note, mortgage, deed of trust, or other document with such underlying borrower or under applicable law;

(h)          comply with the Plan, exercise the Wind-Down CEO’s rights, and perform the Wind-Down CEO’s obligations; and

(i)           exercise such other powers as deemed by the Wind-Down CEO to be necessary and proper to implement the provisions of the Plan.

To the extent necessary to give full effect to its administrative rights and duties under the Plan, the Wind-Down CEO shall be deemed to be vested with all rights, powers, privileges, and authorities of (i) an appropriate corporate or limited liability company officer or manager of each of the Debtors under any applicable nonbankruptcy law and (ii) a “trustee” of each of the Debtors under Bankruptcy Code sections 704 and 1106.

5.3.5       Relationship with the Liquidation Trust.

(a)           On the Effective Date, all of the membership interests in the Wind-Down Entity will be issued to the Liquidation Trust. The Liquidation Trust will at all times be the sole and exclusive owner of the Wind-Down Entity, and the Wind-Down Entity will not issue any equity interests to any other Person.

(b)           Commencing on the first Business Day that is no longer than thirty (30) calendar days after the quarter-end of the first full calendar quarter following the Effective Date and continuing on the first Business Day that is no longer than thirty (30) calendar days after each calendar quarter-end thereafter, the Wind-Down Entity will remit to the Liquidation Trust as of such quarter-end any Cash in excess of its budgeted reserve for ongoing operations, other anticipated Wind-Down Expenses, and its other Plan obligations (subject to more specific provisions as may be set forth in the Wind-Down Governance Agreement).

(c)           The Wind-Down Entity shall advise the Liquidation Trust regarding the status of the affairs of the Wind-Down Entity on at least a monthly basis and shall reasonably make available to the Liquidation Trust such information as is necessary for any reporting by the Liquidation Trust.

(d)           The Wind-Down Entity shall advise the Liquidation Trust regarding any material actions by the Wind-Down Board, including the sale of any property prior to entering into a contract of sale or the change in course of the business plan agreed to as part of the Plan. If there is any disagreement between the Wind-Down Entity and the Liquidation Trust as to a material matter, in the first instance the Wind-Down Entity and the Liquidation Trust shall seek to resolve their dispute regarding such material matter. In the event the Wind-Down Entity and the Liquidation Trust cannot resolve the dispute, then no action will be taken regarding such material matter absent an order of the Bankruptcy Court.

(e)           The Liquidation Trust will have all additional rights regarding the Wind-Down Entity as are set forth in the Wind-Down Governance Agreement, including that the Wind-Down Entity shall not be entitled to encumber, invest, or gift any of its assets or make asset acquisitions except as and to the extent permitted by the Wind-Down Governance Agreement.

5.3.6       Removal or Resignation of the Wind-Down CEO. The Wind-Down CEO may be removed for cause by the Wind-Down Board. The Wind-Down CEO may resign by giving not less than thirty (30) calendar days’ prior notice thereof in a notice Filed in the Chapter 11 Cases.

5.3.7       Successor Wind-Down CEO. At any time that Frederick Chin is no longer the Wind-Down CEO, the Wind-Down Board will select a replacement Wind-Down CEO, subject to the approval of such replacement by the Liquidation Trust.

5.3.8       Removal or Resignation of Wind-Down Board Members. A member of the Wind-Down Board may be removed for cause by the Liquidation Trust. A member of the Wind-Down Board may resign by giving not less than thirty (30) calendar days’ prior notice thereof to the other members of the Wind-Down Board.

5.3.9       Successor Wind-Down Board Members. At any time that there is a vacancy on the Wind-Down Board, the Liquidation Trust will select a replacement Wind-Down Board member.

5.3.10     Termination of the Wind-Down CEO and Dissolution of the Wind-Down Entity. Following the sale or other disposition of all the Wind-Down Assets, the Wind-Down CEO’s role as Wind-Down CEO shall be terminated, the Wind-Down Entity shall be dissolved, and the Wind-Down Board shall authorize and direct that the Wind-Down CEO file a certificate of cancellation to terminate the existence of the Wind-Down Entity.

5.3.11     Indemnification. The Wind-Down Entity and the Liquidation Trust shall indemnify the Wind-Down Indemnified Parties for, and shall defend and hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without gross negligence or willful misconduct on the part of the Wind-Down Indemnified Parties (which gross negligence or willful misconduct, if any, must be determined by a final, non-appealable order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Wind-Down Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Wind-Down Governance Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence or willful misconduct. In addition, the Wind-Down Entity and the Liquidation Trust shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Wind-Down Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Wind-Down Entity or the implementation or administration of the Plan if the Wind-Down Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Wind-Down Entity. To the extent the Liquidation Trust indemnifies, defends, and holds harmless any Wind-Down Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trust in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Liquidation Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Section 5.3.11 shall be paid by the Wind-Down Entity or Liquidation Trust, as applicable.

5.3.12     Insurance. The Wind-Down Entity shall be authorized, but not required, to obtain any insurance coverages deemed to be reasonably necessary, as a Wind-Down Expense and after taking into account any insurance that may have separately been obtained by the Liquidation Trust, for itself and its respective agents, including coverage with respect to the liabilities, duties, and obligations of the Wind-Down Board and the Wind-Down CEO, which insurance coverage may, at the sole discretion of the Wind-Down Board, be extended for a reasonable period after the termination of the Wind-Down Governance Agreement.

5.3.13     Control Provision. To the extent there is any inconsistency between the Plan as it relates to the Wind-Down Entity and the Wind-Down Governance Agreement, the Plan shall control.

5.4           Liquidation Trust.

5.4.1       Appointments.

(a)           On and after the Effective Date, the initial Liquidation Trustee shall become and serve as Liquidation Trustee. The Liquidation Trustee will receive (i) base compensation at an hourly rate of $550 per hour for 2018, with 10% rate raises commencing at the beginning of calendar years 2019 and 2020; (ii) incentive compensation as determined by the Liquidation Trust Supervisory Board; and (iii) reimbursement of reasonable expenses, as may be more specifically set forth in the Liquidation Trust Agreement.

(b)          On and after the Effective Date, the initial Liquidation Trust Supervisory Board shall begin to serve without further action. As may be more specifically set forth in the Liquidation Trust Agreement, the compensation payable to each member of the Liquidation Trust Supervisory Board for each calendar month of service shall be $10,000 monthly for the first twelve months from and after the Effective Date (counting the month of the Effective Date as the first calendar month even if it is a partial calendar month), $7,500 monthly for the thirteenth through twenty-fourth calendar months after the Effective Date, $5,000 monthly for the twenty-fifth through thirty-sixth calendar months after the Effective Date, and $2,500 monthly for each calendar month thereafter until termination of the Liquidation Trust in accordance with the Plan (prorated as appropriate if a member commences his or her service other than on the first day of a month or terminates his or her service other than on the last day of a month), plus, in all instances, reimbursement of reasonable expenses.

5.4.2      Creation and Governance of the Liquidation Trust. On the Effective Date, the Liquidation Trustee shall execute the Liquidation Trust Agreement and shall take any other steps necessary to establish the Liquidation Trust in accordance with the Plan and the beneficial interests therein. For federal income tax purposes, the transfer of the assets to the Liquidation Trust will be treated as a sale or other disposition of assets (except for the assets transferred to the Disputed Ownership Fund as provided in Section 7.10 of the Plan) to the Liquidation Trust Beneficiaries in exchange for their claims in the Chapter 11 Cases. Any income or loss from the transfer of assets to the Liquidation Trust shall flow through to the ultimate taxpaying member of each Debtor who will be responsible to pay the tax liability, if any. For federal income tax purposes, the Liquidation Trust Beneficiaries shall be treated as the grantors of the Liquidation Trust and deemed to be the owners of the assets of the Liquidation Trust. The transfer of the Liquidation Trust Assets to the Liquidation Trust shall be deemed a transfer to the Liquidation Trust Beneficiaries by the Debtors, followed by a deemed transfer by such Liquidation Trust Beneficiaries to the Liquidation Trust. The Debtors, the Liquidation Trust Beneficiaries, and the Liquidation Trust will consistently report the valuation of the assets transferred to the Liquidation Trust. Such consistent valuations and revised reporting will be used for all federal income tax purposes. Income deductions, gain, or loss from the Liquidation Trust shall be reported to the beneficiaries of the Liquidation Trust in conjunction with the filing of the Liquidation Trust’s income tax returns. Each Liquidation Trust Beneficiary shall report income, deductions, gain, or loss on such Liquidation Trust Beneficiary’s income tax returns. The Liquidation Trust shall be governed by the Liquidation Trust Agreement and administered by the Liquidation Trustee. The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement. After an objection to a Disputed Claim is resolved or a Contingent Claim or Unliquidated Claim has been determined in whole or in part by a Final Order or by agreement, the Liquidation Trust Interests and/or Cash held in the Disputed Ownership Fund shall be transferred as described in Section 7.11 of the Plan.

5.4.3       Vesting of Liquidation Trust Assets. On the Effective Date, the Liquidation Trust will be automatically vested with all of the Debtors’ and the Estates’ respective rights, title, and interest in and to all Liquidation Trust Assets. Except as specifically provided in the Plan or the Confirmation Order, the Liquidation Trust Assets shall automatically vest in the Liquidation Trust free and clear of all Claims, Liens, or interests subject only to the Liquidation Trust Interests and the Liquidation Trust Expenses, as provided for in the Liquidation Trust Agreement, and such vesting shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. The Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3) regarding all Liquidation Trust Assets. The Liquidation Trust shall hold and distribute the Liquidation Trust Assets in accordance with the provisions of the Plan and the Liquidation Trust Agreement.

5.4.4       Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the purpose of pursuing or liquidating the Liquidation Trust Assets and making Distributions to the Liquidation Trust Beneficiaries in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

5.4.5       Authority. Subject to the supervision of the Liquidation Trust Supervisory Board, the Liquidation Trustee shall have the authority and right on behalf of the Debtors and the Estates and without the need for Bankruptcy Court approval (in each case, unless otherwise provided in the Plan) to carry out and implement all applicable provisions of the Plan, including to:

(a)           review, reconcile, compromise, settle, or object to Claims and resolve such objections as set forth in the Plan, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules;

(b)           calculate and make Distributions and calculate and establish reserves under and in accordance with the Plan;

(c)           retain, compensate, and employ professionals and other Persons to represent the Liquidation Trustee with respect to and in connection with its rights and responsibilities;

(d)           establish, maintain, and administer documents and accounts of the Debtors as appropriate, which shall be segregated to the extent appropriate in accordance with the Plan;

(e)           maintain, conserve, collect, settle, and protect the Liquidation Trust Assets (subject to the limitations described herein);

(f)           sell, liquidate, transfer, assign, distribute, abandon, or otherwise dispose of the Liquidation Trust Assets or any part thereof or interest therein upon such terms as the Liquidation Trustee determines to be necessary, appropriate, or desirable; provided, however, that the Liquidation Trustee shall not sell, transfer, or otherwise dispose of the Liquidation Trust’s membership interests in the Wind-Down Entity without further approval of the Bankruptcy Court;

(g)           negotiate, incur, and pay the Liquidation Trust Expenses;

(h)           prepare and file any and all informational returns, reports, statements, returns, and other documents or disclosures relating to the Debtors that are required under the Plan, by any governmental unit, or by applicable law;

(i)            compile and maintain the official claims register, including for purposes of making initial and subsequent Distributions under the Plan;

(j)            take such actions as are necessary or appropriate to wind-down and dissolve the Remaining Debtors;

(k)           comply with the Plan, exercise the Liquidation Trustee’s rights, and perform the Liquidation Trustee’s obligations; and

(l)            exercise such other powers as deemed by the Liquidation Trustee to be necessary and proper to implement the Plan.

To the extent necessary to give full effect to its administrative rights and duties under the Plan, the Liquidation Trustee shall be deemed to be vested with all rights, powers, privileges, and authorities of (i) an appropriate corporate or limited liability company officer or manager of each of the Debtors under any applicable nonbankruptcy law and (ii) a “trustee” of each of the Debtors under Bankruptcy Code sections 704 and 1106. The Liquidation Trust Supervisory Board will have all rights and powers of a corporate board appointed under Delaware law.

5.4.6   Limitation of Liability. The Liquidation Trustee shall enjoy all of the rights, powers, immunities, and privileges applicable to a Bankruptcy Code chapter 7 trustee with respect to limitations of liability. The Liquidation Trustee may, in connection with the performance of its functions, in its sole and absolute discretion, consult with its attorneys, accountants, advisors, and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such Persons, regardless of whether such advice or opinions were in writing. Notwithstanding such authority, the Liquidation Trustee shall be under no obligation to consult with any such attorneys, accountants, advisors, or agents, and its determination not to do so shall not result in the imposition of liability on the Liquidation Trustee unless such determination is based on willful misconduct, gross negligence, or fraud. Persons dealing with the Liquidation Trustee shall look only to the Liquidation Trust Assets to satisfy any liability incurred by the Liquidation Trustee to such Person in carrying out the terms of the Plan or the Liquidation Trust Agreement, and the Liquidation Trustee shall have no personal obligation to satisfy such liability.

5.4.7   Indemnification. The Wind-Down Entity and the Liquidation Trust shall indemnify the Liquidation Trust Indemnified Parties for, and shall defend and hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without gross negligence or willful misconduct on the part of the Liquidation Trust Indemnified Parties (which gross negligence or willful misconduct, if any, must be determined by a final, non-appealable order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Liquidation Trust Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Liquidation Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence or willful misconduct. In addition, the Wind-Down Entity and the Liquidation Trust shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Liquidation Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust, the Remaining Debtors, or the implementation or administration of the Plan if the Liquidation Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Liquidation Trust or the Remaining Debtors. To the extent the Wind-Down Entity or the Liquidation Trust indemnifies, defends, and holds harmless any Liquidation Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trustee or the Remaining Debtors Manager in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Liquidation Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Section 5.4.7 shall be paid by the Wind-Down Entity or the Liquidation Trust, as applicable.

5.4.8   Insurance. The Liquidation Trustee shall be authorized, but not required, to obtain any insurance coverages deemed to be reasonably necessary, at the Liquidation Trust’s sole expense, for itself, the Remaining Debtors Manager, and their respective agents, including coverage with respect to the liabilities, duties, and obligations of the Liquidation Trustee and the Remaining Debtors Manager, which insurance coverage may, at the sole discretion of the Liquidation Trustee, be extended for a reasonable period after the termination of the Liquidation Trust.

5.4.9   Tax Reporting.

(a)       The Liquidation Trust shall timely file tax returns for the Liquidation Trust treating the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671- 4(a).

(b)       The Liquidation Trust shall be responsible for timely payment of all taxes (if any) imposed on and payable by the Liquidation Trust, the Remaining Debtors, or any Liquidation Trust Assets.

(c)       The Liquidation Trust shall distribute such tax-related notices, beneficiary statements, and information returns, as applicable, to the applicable Holders of Allowed Claims as are required by applicable law or that the Liquidation Trustee determines are otherwise necessary or desirable.

(d)       The Liquidation Trust is authorized to file a request for expedited determination under Bankruptcy Code section 505(b) for any tax returns filed with respect to the Debtors.

5.4.10 Distributions to Liquidation Trust Beneficiaries.

(a)       The Liquidation Trust will make an initial Distribution of Available Cash from the Initial Distribution Fund to the Liquidation Trust Beneficiaries pursuant to the Liquidation Trust Interests Waterfall, with such initial Distribution targeted to occur before December 31, 2018.

(b)       The Liquidation Trust, in the Liquidation Trustee’s discretion, may make periodic Distributions of additional Cash to the Liquidation Trust Beneficiaries at any time following the Effective Date, provided that such Distributions are otherwise permitted under, and not inconsistent with, the Liquidation Trust Interests Waterfall, the other terms of the Plan, the Liquidation Trust Agreement, and applicable law.

(c)       No later than (i) the first Business Day that is at least 180 calendar days after the Effective Date and (ii) the last Business Day of each subsequent 180-calendar-day period after the Effective Date until the Closing Date, the Liquidation Trustee shall calculate the Distributions that could potentially be made to the Liquidation Trust Beneficiaries based on the amount of then-available Available Cash and, based on such calculation, promptly thereafter may make Distributions, if any, of the amount so determined.

5.4.11 Cash Investments. The Liquidation Trustee may invest Cash of the Liquidation Trust, including any earnings thereon or proceeds therefrom, any Cash realized from the liquidation of the Liquidation Trust Assets, or any Cash that is remitted to the Liquidation Trust from the Wind-Down Entity, which investments, for the avoidance of doubt, will not be required to comply with Bankruptcy Code section 345(b); provided, however, that such investments must be investments that are permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable guidelines, rulings, or other controlling authorities.

5.4.12 Registration and Transfer of the Liquidation Trust Interests.

(a)       The record holders of the Liquidation Trust Interests shall be recorded and set forth in a registry maintained by, or at the direction of, the Liquidation Trustee expressly for such purpose. Such obligation may be satisfied by the Liquidation Trust’s retention of an institutional transfer agent for the maintenance of such registry, and notwithstanding anything to the contrary contained in this paragraph, the Liquidation Trust may, in connection with any Exchange Act Registration with respect to the Class A Liquidation Trust Interests, in its discretion cause the Class A Liquidation Trust Interests to be issued in book entry form.

(b)       Upon their issuance as of the Effective Date, and thereafter until the effectiveness of an Exchange Act Registration of the Class A Liquidation Trust Interests, the Class A Liquidation Trust Interests will be subject to restrictions on transfer under the Liquidation Trust Agreement, which restrictions shall prohibit the Class A Liquidation Trust Interests from being certificated or transferable except by operation of law or by will or the laws of descent and distribution, in each case following written notice to the Liquidation Trust. Upon the effectiveness of an Exchange Act Registration of the Class A Liquidation Trust Interests, such transfer restrictions under the Liquidation Trust Agreement shall terminate and the Class A Liquidation Trust Interests may be transferable by the Holders thereof to the extent otherwise permissible under applicable law. The Liquidation Trust shall use its commercially reasonable best efforts to cause an Exchange Act Registration of the Class A Liquidation Trust Interests to become effective, and for the Class A Liquidation Trust Interests to be quoted with an OTC ticker symbol, as soon as reasonably practicable after the Effective Date, but in no event shall the Liquidation Trust file an Exchange Act registration statement any later than may be required under section 12(g) of the Exchange Act or the rules and regulations promulgated thereunder.

(c)       Upon their issuance as of the Effective Date, and thereafter until (i) the effectiveness of an Exchange Act Registration of the Class B Liquidation Trust Interests or (ii) the good faith determination by the Liquidation Trustee, in its discretion, that termination of the transfer restrictions under the Liquidation Trust Agreement would not require the Class B Liquidation Trust Interests to be registered under section 12(g) of the Exchange Act, the Class B Liquidation Trust Interests will be subject to restrictions on transfer under the Liquidation Trust Agreement, which restrictions shall prohibit the Class B Liquidation Trust Interests from being certificated or transferable except by operation of law or by will or the laws of descent and distribution, in each case following written notice to the Liquidation Trust. Upon (i) the effectiveness of an Exchange Act Registration of the Class B Liquidation Trust Interests or (ii) the good faith determination by the Liquidation Trustee, in its discretion, that termination of the transfer restrictions under the Liquidation Trust Agreement would not require the Class B Liquidation Trust Interests to be registered under section 12(g) of the Exchange Act, such transfer restrictions under the Liquidation Trust Agreement shall terminate and the Class B Liquidation Trust Interests may be transferable by the Holders thereof to the extent otherwise permissible under applicable law; provided, however, that the Liquidation Trust shall not be under any obligation (and does not currently intend) to make any effort to cause the Class B Liquidation Trust Interests to be registered under the Exchange Act or otherwise to facilitate the trading of, or the development of any trading market for, the Class B Liquidation Trust Interests.

5.4.13 Exemption. To the extent the Liquidation Trust Interests are deemed to be “securities,” the issuance of such interests under the Plan are exempt, pursuant to Bankruptcy Code section 1145, from registration under the Securities Act and any applicable state and local laws requiring registration of securities.

5.4.14 Contribution of Contributed Claims. On the Effective Date, all Contributed Claims will be irrevocably contributed to the Liquidation Trust and shall thereafter be Liquidation Trust Actions for all purposes. No Person may rely on the absence of a specific reference in the Plan, the Confirmation Order, the Liquidation Trust Agreement, or the Disclosure Statement to any Contributed Claims against such Person as any indication that the Liquidation Trust will not pursue any and all available Contributed Claims against such Person. The objection to the Allowance of any Claims will not in any way limit the ability or the right of the Liquidation Trust to assert, commence, or prosecute any Contributed Claims. Nothing contained in the Plan, the Confirmation Order, the Liquidation Trust Agreement, or the Disclosure Statement will be deemed to be a waiver, release, or relinquishment of any Contributed Claims that the Contributing Claimants had immediately prior to the Effective Date. The Liquidation Trust shall have, retain, reserve, and be entitled to assert all Contributed Claims fully as if the Contributed Claims had not been contributed to the Liquidation Trust in accordance with the Plan and the Liquidation Trust Agreement. For the avoidance of doubt, (a) the Contributed Claims shall not include the rights of any of the Contributing Claimants to receive the Distributions, if any, to which they are entitled under the Plan; (b) the Contributed Claims shall not include any Causes of Action against any of the Released Parties; and (c) in the exercise of its reasonable discretion and in accordance with the Liquidation Trust Agreement, the Liquidation Trust shall not be obligated to pursue all or any given Contributed Claims.

5.4.15 Pursuit and Resolution of Liquidation Trust Actions. The Liquidation Trust, as a successor in interest to the Debtors, the Estates, and the Contributing Claimants, may, and will have the exclusive right, power, and interest on behalf of itself, the Debtors, the Estates, and the Contributing Claimants to institute, commence, file, pursue, prosecute, enforce, abandon, settle, compromise, release, waive, dismiss, or withdraw any and all Liquidation Trust Actions without any further order of the Bankruptcy Court, except as otherwise provided in the Liquidation Trust Agreement. From and after the Effective Date, the Liquidation Trust, in accordance with Bankruptcy Code section 1123(b)(3), shall serve as a representative of the Estates with respect to any and all Liquidation Trust Actions that were Estate Assets and shall retain and possess the right to institute, commence, file, pursue, prosecute, enforce, abandon, settle, compromise, release, waive, dismiss, or withdraw, as appropriate, any and all Liquidation Trust Actions in any court or other tribunal.

5.4.16 Termination of the Liquidation Trust. The Liquidation Trustee and the Liquidation Trust shall be discharged or terminated, as the case may be, at such time as: (a) the Liquidation Trustee determines that the pursuit of additional Liquidation Trust Actions is not likely to yield sufficient additional proceeds to justify further pursuit of such Liquidation Trust Actions and (b) all Distributions required to be made by the Liquidation Trust to the Holders of Allowed Claims and to the Liquidation Trust Beneficiaries under the Plan and the Liquidation Trust Agreement have been made, but in no event shall the Liquidation Trust be terminated later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six-month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six (6) months before the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, unless a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation of, the Liquidation Trust Assets. Upon termination of the Liquidation Trust, any remaining Liquidation Trust Assets that exceed the amounts required to be paid under the Plan may be transferred by the Liquidation Trustee to the American Bankruptcy Institute Endowment Fund.

5.4.17  Control Provision. To the extent there is any inconsistency between the Plan as it relates to the Liquidation Trust and the Liquidation Trust Agreement, the Plan shall control.

5.5         Preservation of Privileges and Defenses. The actions taken by the Debtors, the Wind-Down Entity, the Liquidation Trust, the Remaining Debtors, or any of their respective Related Parties in connection with the Plan shall not be (or be deemed to be) a waiver of any privilege or defense of the Debtors, the Wind-Down Entity, the Liquidation Trust, or the Remaining Debtors, as applicable, including any attorney-client privilege or work-product doctrine. Notwithstanding any Debtors providing any privileged information related to any Liquidation Trust Actions to the Liquidation Trustee, the Liquidation Trust, the Wind-Down CEO, the Wind-Down Entity, the Remaining Debtors Manager, the Remaining Debtors, or any Person associated with any of the foregoing, such privileged information shall be without waiver in recognition of the joint, common, or successor interest in prosecuting the Liquidation Trust Actions and shall remain privileged. The Wind-Down Entity and the Liquidation Trust each shall retain the right to waive its own privileges. Only the Liquidation Trustee shall have the right to waive the attorney-client privilege, work-product doctrine, or other protections as to the Debtors, the Remaining Debtors, and the Liquidation Trust.

5.6         Preservation of Rights of Action.

5.6.1    Maintenance of Avoidance Actions and Causes of Action. Except as otherwise provided in the Plan or the Confirmation Order, from and after the Effective Date, the Liquidation Trust will retain all rights to institute, commence, file, pursue, prosecute, enforce, abandon, settle, compromise, release, waive, dismiss, or withdraw, as appropriate, any and all of the Debtors’ or Estates’ Causes of Action and Causes of Action that are Contributed Claims (whether existing as of the Petition Date or thereafter arising), and all Avoidance Actions, all as Liquidation Trust Actions, in each case in any court or other tribunal, including in an adversary proceeding Filed in the Chapter 11 Cases. The Liquidation Trust, as a successor in interest to the Debtors, the Estates, and the Contributing Claimants, may, and will have the exclusive right, power, and interest on behalf of itself, the Debtors, the Estates, and the Contributing Claimants to, enforce, sue on, settle, compromise, transfer, or assign (or decline to do any of the foregoing) any or all of the Liquidation Trust Actions without notice to or approval from the Bankruptcy Court. In accordance with the Plan, and pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, from and after the Effective Date, the Liquidation Trust may compromise and settle Liquidation Trust Actions.

5.6.2    Preservation of All Liquidation Trust Actions Not Expressly Settled or Released. The failure to specifically identify in the Disclosure Statement or the Plan any potential or existing Avoidance Actions or Causes of Action as a Liquidation Trust Action is not intended to and shall not limit the rights of the Liquidation Trust to pursue any such Avoidance Actions or Causes of Action. Unless a Liquidation Trust Action is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors expressly reserve such Liquidation Trust Action for later resolution by the Liquidation Trust (including any Avoidance Actions or Causes of Action not specifically identified or of which the Debtors may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist). As such, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches will apply to any such Avoidance Actions or Causes of Action upon or after Confirmation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except when such Avoidance Actions or Causes of Action have been expressly released. In addition, the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor, the Liquidation Trust, or the Wind-Down Entity is a plaintiff, defendant, or an interested party is fully reserved as against any Person that is not a Released Party, including the plaintiffs or co-defendants in such lawsuits.

5.7         Cancellation of Instruments. Except to the extent necessary to give effect to the treatment of any Holder of an Allowed Class 1 Claim pursuant to Section 3.2 of the Plan and except with respect to any executory contracts and unexpired leases that are assumed and assigned to the Wind-Down Entity under the Plan or otherwise assumed and assigned pursuant to a Final Order, any agreement, bond, certificate, contract, indenture, lease, note, security, warrant, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors shall be deemed cancelled on the Effective Date, and all Liens, mortgages, pledges, grants, trusts, and other interests relating thereto shall be automatically cancelled, and all obligations of the Debtors thereunder or in any way related thereto shall be discharged.

5.8         Substantive Consolidation.

(a)       Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code sections 105(a), 541, 1123, and 1129, of the substantive consolidation of the Debtors in the manner set forth in Section 3.11.2(c) of the Plan. Notwithstanding such substantive consolidation, however, fees payable pursuant to 28 U.S.C. § 1930 shall be due and payable by each individual Debtor through the Effective Date.

(b)       The substantive consolidation effected pursuant to the Plan shall not affect, without limitation, (i) the Debtors’, the Wind-Down Entity’s, or the Liquidation Trust’s defenses to any Claim or Cause of Action, including the ability to assert any counterclaim; (ii) the Debtors’, the Wind-Down Entity’s, or the Liquidation Trust’s setoff or recoupment rights; (iii) requirements for any third party to establish mutuality prior to substantive consolidation in order to assert a right of setoff against the Debtors, the Wind-Down Entity, or the Liquidation Trust; or (iv) distributions to the Debtors, the Estates, the Wind-Down Entity, or the Liquidation Trust out of any insurance policies or proceeds of such policies.

(c)       The Disclosure Statement and the Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve the substantive consolidation contemplated by the Plan. Unless an objection to the proposed substantive consolidation is made in writing by any Creditor purportedly affected by such substantive consolidation on or before the deadline to object to confirmation of the Plan, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation contemplated by the Plan may be approved by the Bankruptcy Court at the Confirmation Hearing. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, be the Confirmation Hearing.

(d)       If the Bankruptcy Court determines that substantive consolidation of any given Debtors is not appropriate, then the Debtors may request that the Bankruptcy Court otherwise confirm the Plan and approve the treatment of and Distributions to the different Classes under the Plan on an adjusted, Debtor-by-Debtor basis. Furthermore, the Debtors reserve their rights (i) to seek confirmation of the Plan without implementing substantive consolidation of any given Debtor, and, in the Debtors’ reasonable discretion after consultation with each of the Committees, to request that the Bankruptcy Court approve the treatment of and Distributions to any given Class under the Plan on an adjusted, Debtor-by-Debtor basis; and (ii) after consultation with each of the Committees, to seek to substantively consolidate all Debtors into Woodbridge Group of Companies, LLC if all Impaired Classes entitled to vote on the Plan vote to accept the Plan.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1          Assumption of Certain Executory Contracts and Unexpired Leases.

6.1.1   Assumption of Agreements.

On the Effective Date, the Debtors shall assume all executory contracts and unexpired leases that are listed on the Schedule of Assumed Agreements and shall assign such contracts and leases to the Wind-Down Entity.

The Debtors reserve the right to amend the Schedule of Assumed Agreements at any time prior to the Effective Date, in the Debtors’ reasonable discretion after consultation with each of the Committees, (i) to delete any executory contract or unexpired lease and provide for its rejection under the Plan or otherwise, or (ii) to add any executory contract or unexpired lease and provide for its assumption and assignment under the Plan. The Debtors will provide notice of any amendment to the Schedule of Assumed Agreements to the party or parties to those agreements affected by the amendment.

Unless otherwise specified on the Schedule of Assumed Agreements, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is also listed on the Schedule of Assumed Agreements.

The Confirmation Order will constitute a Bankruptcy Court order approving the assumption and assignment, on the Effective Date, of all executory contracts and unexpired leases identified on the Schedule of Assumed Agreements.

6.1.2   Cure Payments.

Any amount that must be paid under Bankruptcy Code section 365(b)(1) to cure a default under and compensate the non-debtor party to an executory contract or unexpired lease to be assumed under the Plan is identified as the “Cure Payment” on the Schedule of Assumed Agreements. Unless the parties mutually agree to a different date, such payment shall be made in Cash within ten (10) Business Days following the later of: (i) the Effective Date and (ii) entry of a Final Order resolving any disputes regarding (A) the amount of any Cure Payment, (B) the ability of the Wind-Down Entity to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code section 365 with respect to a contract or lease to be assumed, to the extent required, or (C) any other matter pertaining to assumption and assignment.

Pending the Bankruptcy Court’s ruling on any such dispute, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtors and assigned to the WindDown Entity, unless otherwise agreed by the parties or ordered by the Bankruptcy Court.

6.1.3   Objections to Assumption/Cure Payment Amounts.

Any Person that is a party to an executory contract or unexpired lease that will be assumed and assigned under the Plan and that objects to such assumption or assignment (including the proposed Cure Payment) must File with the Bankruptcy Court and serve on parties entitled to notice a written statement and, if applicable, a supporting declaration stating the basis for its objection. This statement and, if applicable, declaration must be Filed and served on or before the deadline established by the Disclosure Statement Order. Any Person that fails to timely File and serve such a statement and, if applicable, a declaration shall be deemed to waive any and all objections to the proposed assumption and assignment (including the proposed Cure Payment) of its contract or lease.

In the absence of a timely objection by a Person that is a party to an executory contract or unexpired lease, the Confirmation Order shall constitute a conclusive determination regarding the amount of any cure and compensation due under the applicable executory contract or unexpired lease, as well as a conclusive finding that the Wind-Down Entity has demonstrated adequate assurance of future performance with respect to such executory contract or unexpired lease, to the extent required.

6.1.4   Resolution of Claims Relating to Assumed Contracts and Leases. Payment of the Cure Payment established under the Plan, by the Confirmation Order, or by any other order of the Bankruptcy Court, with respect to an assumed and assigned executory contract or unexpired lease, shall be deemed to satisfy, in full, any prepetition or postpetition arrearage or other Claim (including any Claim asserted in a Filed proof of claim or listed on the Schedules) with respect to such contract or lease (irrespective of whether the Cure Payment is less than the amount set forth in such proof of claim or the Schedules). Upon the tendering of the Cure Payment, any such Filed or Scheduled Claim shall be disallowed with prejudice, without further order of the Bankruptcy Court or action by any Person.

6.2          Rejection of Executory Contracts and Unexpired Leases.

6.2.1 Rejected Agreements. On the Effective Date all executory contracts and unexpired leases of the Debtors shall be rejected except for (i) executory contracts and unexpired leases that have been previously assumed or rejected by the Debtors, (ii) executory contracts and unexpired leases that are set forth in the Schedule of Assumed Agreements, and (iii) any agreement, obligation, security interest, transaction, or similar undertaking that the Debtors believe is not executory or a lease, but that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Bankruptcy Code section 365. For the avoidance of doubt, executory contracts and unexpired leases that have been previously assumed or assumed and assigned pursuant to an order of the Bankruptcy Court shall not be affected by the Plan. The Confirmation Order will constitute a Bankruptcy Court order approving the rejection, on the Effective Date, of the executory contracts and unexpired leases to be rejected under the Plan.

6.2.2 Rejection Claims Bar Date. Any Rejection Claim or other Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be Filed and served no later than the Rejection Claims Bar Date. Any such Rejection Claims that are not timely Filed and served will be forever disallowed, barred, and unenforceable, and Persons holding such Claims will not receive and be barred from receiving any Distributions on account of such untimely Claims. If one or more Rejection Claims are timely Filed pursuant to the Plan, the Liquidation Trust may object to any Rejection Claim on or prior to the Claim Objection Deadline. For the avoidance of doubt, the Rejection Claims Bar Date established by the Plan does not alter any rejection claims bar date established by a prior order of the Bankruptcy Court with respect to any executory contract or unexpired leases that was previously rejected in these Chapter 11 Cases.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1          Timing of Distributions for Allowed Claims. Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to Holders of Allowed Claims as of the applicable Distribution Date shall be made on or as soon as practicable after the applicable Distribution Date; provided, however, that the Liquidation Trustee, in its discretion, may defer Distributions to a given Holder of Liquidation Trust Interests (other than the final Distribution) if the amount available for Distribution to such Holder is not at least $250. Distributions on account of Claims that first become Allowed Claims after the applicable Distribution Date shall be made pursuant to Section 8.4 of the Plan and on the day selected by the Liquidation Trustee. Distributions made as soon as reasonably practicable after the Effective Date or such other date set forth herein shall be deemed to have been made on such date.

7.2          Calculating Distributions and Related Matters. The Liquidation Trust shall undertake in its reasonable discretion to make in accordance with the Plan all calculations of Available Cash, Net Note Claims, Net Unit Claims, and of other amounts for or relating to Distributions for Holders of Allowed Claims to be made from the Liquidation Trust or the Wind-Down Entity or for reserves for Holders of Contingent Claims, Disputed Claims, and Unliquidated Claims to be established by the Liquidation Trust, and may establish and holdback from Distributions reasonable reserves for other contingencies. When calculating Distributions (and amounts to hold in Distribution Reserves) with respect to Unit Claims and Note Claims that are to be treated as Class 3 Claims under the Plan, the Outstanding Principal Amounts and Prepetition Distributions to be utilized by the Liquidation Trust shall be as set forth in the Schedule of Principal Amounts and Prepetition Distributions or as determined pursuant to the following section.

7.3          Application of the Schedule of Principal Amounts and Prepetition Distributions. For any Noteholder or Unitholder that is not a Disputing Claimant, all Distributions and reserves shall be made or established based on the applicable amounts in the Schedule of Principal Amounts and Prepetition Distributions. For any Unitholder that is a Disputing Claimant or any Noteholder that is a Disputing Claimant holding Note Claims that are to be treated as Class 3 Claims under the Plan, in connection with a calculation by the Liquidation Trust for a Distribution or to establish reserves, unless otherwise provided in a Bankruptcy Court order, all calculations with respect to such Disputing Claimant shall be made based on the aggregate claim amounts asserted by the Disputing Claimant in the applicable proof of claim or, if no proof of claim was Filed by the Disputing Claimant, reflected in the Schedules, or, for Unliquidated Claims, as estimated in the reasonable discretion of the Liquidation Trust, and all such Liquidation Trust Interests and Cash shall be held in a Distribution Reserve unless and until (i) the Liquidation Trust and the particular Disputing Claimant agree regarding the Outstanding Principal Amounts and Prepetition Distributions to utilize or (ii) a Final Order establishes such Outstanding Principal Amounts and Prepetition Distributions, including, if applicable, after taking into account any Liquidation Trust Actions that the Liquidation Trust may pursue against the particular Disputing Claimant (as to which all rights of the Liquidation Trust are reserved).

7.4          Interest and Other Amounts Regarding Claims. Except to the extent provided (i) in Bankruptcy Code section 506(b) and Allowed by a Final Order or otherwise agreed, (ii) in the Plan, or (iii) in the Confirmation Order, postpetition interest shall not accrue or be paid on any Claims, and no Holder of an Allowed Claim shall be entitled to interest, penalties, fees, or late charges accruing or chargeable on any Claim from and after the Petition Date.

7.5         Distributions by Liquidation Trustee or Wind-Down CEO as Disbursing Agent. The Liquidation Trustee or Wind-Down CEO shall serve as the disbursing agent under the Plan with respect to Distributions required pursuant to the Plan to be paid by, respectively, the Liquidation Trust or the Wind-Down Entity. The Liquidation Trustee and Wind-Down CEO shall not be required to give any bond or surety or other security for the performance of any duties as disbursing agent.

7.6          Means of Cash Payment. Cash payments under the Plan shall be made, at the option and in the sole discretion of the Liquidation Trustee, by (i) checks drawn on or (ii) wire transfer, electronic funds transfer, or ACH from a domestic bank. Cash payments to foreign Creditors may be made, at the option and in the sole discretion of the Liquidation Trustee by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks shall be null and void if not cashed within 180 calendar days of the date of the issuance thereof. Requests for reissuance of any check within 180 calendar days of the date of the issuance thereof shall be made directly to the Liquidation Trustee.

7.7          Form of Currency for Distributions. All Distributions under the Plan shall be made in U.S. Dollars. Where a Claim has been denominated in foreign currency on a proof of claim, the Allowed amount of such Claim shall be calculated in U.S. Dollars based upon the currency conversion rate in place as of the Petition Date and in accordance with Bankruptcy Code section 502(b).

7.8         Fractional Distributions. Notwithstanding anything in the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

7.9         De Minimis Distributions. Notwithstanding anything in the Plan to the contrary, the Liquidation Trust and the Wind-Down Entity shall not be required to distribute, and shall not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim on any given Distribution Date is less than $10.00, and such amount shall be distributed to other Creditors on such Distribution Date in accordance with the terms of the Plan. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed on any given Distribution Date is less than $10.00 shall be forever barred from asserting any Claim with respect to such eliminated Distribution against any Estate Assets.

7.10        No Distributions With Respect to Certain Claims. Notwithstanding anything in the Plan to the contrary, no Distributions or other consideration of any kind shall be made on account of any Contingent Claim, Disputed Claim, or Unliquidated Claim unless and until such Claim becomes an Allowed Claim, and then only to the extent that such Claim becomes an Allowed Claim and as provided under the Plan for such Allowed Claim. Nonetheless, in undertaking the calculations concerning Allowed Claims under the Plan, including the determination of Distributions due to the Holders of Allowed Claims, each Contingent Claim, Disputed Claim, or Unliquidated Claim shall be treated as if it were an Allowed Claim (which, for Unliquidated Claims, shall mean they shall be treated as if Allowed in such amounts as determined in the reasonable discretion of the Liquidation Trust), except that if the Bankruptcy Court estimates the likely portion of such a Claim to be Allowed or authorized or the Bankruptcy Court or the Holder of such Claim and the Liquidation Trustee otherwise determine the amount or number that would constitute a sufficient reserve for such a Claim, such amount or number as determined by the Bankruptcy Court or by agreement of the Holder of such Claim and the Liquidation Trustee shall be used with respect to such Claim. Distributions due in respect of a Contingent Claim, Disputed Claim, or Unliquidated Claim shall be held in reserve by the Liquidation Trust in one or more Distribution Reserves. The Liquidation Trust will elect to treat any Distribution Reserve as a “Disputed Ownership Fund,” pursuant to Treasury Regulation section 1.468B-9(c)(2)(ii). As outlined in this election, Creditors holding such Claims are not treated as transferors of the money or property transferred to the “Disputed Ownership Fund.” For federal income tax purposes, a “Disputed Ownership Fund” is treated as the owner of all assets that it holds. A “Disputed Ownership Fund” is treated as a C corporation for purposes of the Internal Revenue Code. A “Disputed Ownership Fund” must file all required income and information tax returns and make all tax payments.

7.11        Distributions and Transfers Upon Resolution of Contingent Claims, Disputed Claims, or Unliquidated Claims. After an objection to a Disputed Claim is resolved or a Contingent Claim or Unliquidated Claim has been determined in whole or in part by a Final Order or by agreement, an amount of Liquidation Trust Interests and/or Cash held in the Disputed Ownership Fund corresponding to the amount of any resulting Allowed Claim (and/or any applicable Net Note Claim or Net Unit Claim with respect thereto) shall be transferred, net of any tax payable by the Disputed Ownership Fund with respect to the transfer, in a taxable transaction to the Holder of the formerly Contingent Claim, Disputed Claim, or Unliquidated Claim. Upon each such resolution of a Claim against the Disputed Ownership Fund and such transfer with respect to any resulting Allowed Claim, (i) any remaining Liquidation Trust Interests in the Disputed Ownership Fund that had been held with respect to such formerly Contingent Claim, Disputed Claim, or Unliquidated Claim prior to its resolution shall be cancelled; and (ii) any remaining Cash in the Disputed Ownership Fund that had been held with respect to such formerly Contingent Claim, Disputed Claim, or Unliquidated Claim prior to its resolution shall be transferred, net of any tax payable by the Disputed Ownership Fund with respect to such transfers, for use as follows, provided that such Cash transfers shall be treated as a taxable transfer by the Disputed Ownership Fund and to the recipients of such Cash. Such remaining Cash may be utilized for payment, allocation, or reserve in accordance with the Plan for (a) unpaid or unutilized amounts for either Wind-Down Expenses or Liquidation Trust Funding or (b) any post-Confirmation reserve requirements of the Wind-Down Entity in connection with the Plan, any agreements, or any Bankruptcy Court orders. To the extent any such remaining Cash is not so utilized, it shall become Available Cash for distribution to the Holders of Liquidation Trust Interests (including each Holder of Liquidation Trust Interests to the extent it obtains an Allowed Claim as a result of resolution of a formerly Contingent Claim, Disputed Claim, or Unliquidated Claim) in a manner reasonably allocated by the Liquidation Trust so that all Holders of Liquidation Trust Interests will receive Cash in proportion to their Liquidation Trust Interests, net of any tax payable by the Disputed Ownership Fund with respect to the respective transfers.

7.12        Delivery of Distributions. Distributions in respect of Liquidation Trust Interests shall be made to Holders of Liquidation Trust Interests as of the record date set for such Distribution. Distributions to Holders of Liquidation Trust Interests or Allowed Claims that have not been converted to Liquidation Trust Interests shall be made (a) at the addresses set forth in the proofs of claim Filed by such Holders, (b) at the addresses reflected in the Schedules if no proof of claim has been Filed, or (c) at the addresses set forth in any written notices of address changes delivered to the Claims Agent or the Liquidation Trustee. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Liquidation Trustee is notified of such Holder’s then-current address. The responsibility to provide the Claims Agent or the Liquidation Trustee with a current address of a Holder of Liquidation Trust Interests or Claims shall always be the responsibility of such Holder. Amounts in respect of undeliverable Distributions made by the Liquidation Trustee shall be held in trust on behalf of the Holder of the Liquidation Trust Interest or Claim to which they are payable by the Liquidation Trustee until the earlier of the date that such undeliverable Distributions are claimed by such Holder and 180 calendar days after the date the undeliverable Distributions were made.

7.13        Application of Distribution Record Date & Other Transfer Restrictions. At the close of business on the Distribution Record Date, the claims registers for all Claims shall be closed, and there shall be no further changes in the record holders of any Claims. Except as provided herein, the Liquidation Trust, the Wind-Down Entity, and each of their respective Related Parties shall have no obligation to recognize any putative transfer of Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Persons or the date of such Distributions. In addition, the Liquidation Trust and each of its Related Parties shall have no obligation to recognize any putative transfer of Notes or Units occurring at any time prior to the Effective Date to which the Debtors did not expressly consent and shall be entitled instead to recognize and deal for all purposes hereunder with only the Holder of particular Notes or Units as reflected on the Debtors’ books and records for purposes of effecting Distributions of Liquidation Trust Interests. Nothing in this Section 7.13 is intended to or will impair or limit (i) the transferability of any Liquidation Trust Interests once such Liquidation Trust Interests have been Distributed to the record holders of Allowed Note Claims, Allowed General Unsecured Claims, and Allowed Unit Claims or (ii) the right of Holders at the record dates established from time to time regarding Liquidation Trust Interests to receive all Distributions in respect of such Liquidation Trust Interests when any Distributions are made.

7.14        Withholding, Payment, and Reporting Requirements Regarding Distributions. All Distributions under the Plan shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions shall be subject to any such withholding, payment, and reporting requirements. The Liquidation Trust shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements, including, to the extent such information is not already available to the Liquidation Trust, requiring each Holder of a Liquidation Trust Interest or Claim to provide an executed current Form W-9, Form W-8, or similar tax form as a prerequisite to receiving a Distribution. Notwithstanding any other provision of the Plan, (a) each Holder of a Liquidation Trust Interest or an Allowed Claim that is to receive a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and including, in the case of any Holder of a Disputed Claim that has become an Allowed Claim, any tax obligation that would be imposed on the Liquidation Trust in connection with such Distribution; and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Liquidation Trust for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed in connection with such Distribution.

7.15        Defenses and Setoffs. On and after the Effective Date, the Wind-Down Entity and the Liquidation Trust, as applicable, shall have all of the Debtors’ and the Estates’ rights under Bankruptcy Code section 558. Nothing under the Plan shall affect the rights and defenses of the Debtors, the Estates, the Wind-Down Entity, or the Liquidation Trust in respect of any Claim, including all rights in respect of legal and equitable objections, defenses, setoffs, or recoupment against such Claims. Accordingly, the Liquidation Trust may, but shall not be required to, set off against any Claim or any Allowed Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors, the Estates, the Wind-Down Entity, or the Liquidation Trust, as applicable, may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim or rights that may exist against such Holder.

7.16        Allocation of Distributions. All Distributions received under the Plan by Holders of Liquidation Trust Interests and Claims shall be deemed to be allocated first to the principal amount of such Claim, or the Claim to which the applicable Liquidation Trust Interest relates, as determined for United States federal income tax purposes, and then to accrued interest, if any, with respect to such Claim.

7.17        Joint Distributions. The Liquidation Trustee may, in its sole discretion, make Distributions jointly to any Holder of a Claim and any other Person that the Liquidation Trustee has determined to have an interest in such Claim.

7.18        Forfeiture of Distributions. If the Holder of a Claim fails to cash a check payable to it within the time period set forth in Section 7.6, fails to claim an undeliverable Distribution within the time limit set forth in Section 7.12, or fails to complete and return to the Liquidation Trustee the appropriate Form W-8 or Form W-9 within 180 calendar days after a request for the completion and return of the appropriate form pursuant to Section 7.14 (or such later time as approved by a Bankruptcy Court order), then such Holder shall be deemed to have forfeited its right to any reserved and future Distributions under the Plan. Any such forfeited Distributions shall be deemed Available Cash for all purposes, notwithstanding any federal or state escheat laws to the contrary.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

8.1         Objections to and Resolution of Disputed Claims, Including Any Claims of Excluded Parties or Disputing Claimants. From and after the Effective Date, the Liquidation Trust shall have the exclusive authority to compromise, resolve, and Allow any Disputed Claim without the need to obtain approval from the Bankruptcy Court, and any agreement entered into by the Liquidation Trust with respect to the Allowance of any Claim shall be conclusive evidence and a final determination of the Allowance of such Claim; provided, however, that, under the Plan, all Claims, including Note Claims or Unit Claims, asserted by any of the Excluded Parties or any Disputing Claimant are Disputed Claims in their entirety and will have no right to receive any Distributions under the Plan unless and until such Claims are affirmatively Allowed by a Final Order.

8.2          Claim Objections. All objections to Claims (other than Professional Fee Claims, which shall be governed by Section 11.2 of the Plan, but including any Claims of Excluded Parties or Disputing Claimants) shall be Filed by the Liquidation Trust on or before the Claim Objection Deadline, which date may be extended on presentment of an order to the Bankruptcy Court by the Liquidation Trust prior to the expiration of such period and without need for notice or hearing. The Claim Objection Deadline shall be automatically extended as provided by Local Rule 9006-2 upon the Filing of a proposed form of order by the Liquidation Trust requesting an extension of the Claim Objection Deadline. If a timely objection has not been Filed to a proof of claim or the Schedules have not been amended with respect to a Claim that was Scheduled by the Debtors but was not Scheduled as contingent, unliquidated, or disputed, then the Claim to which the proof of claim or Scheduled Claim relates will be treated as an Allowed Claim.

8.3         Estimation of Certain Claims. The Liquidation Trust may, at any time, move for a Bankruptcy Court order estimating any Contingent Claim, Disputed Claim, or Unliquidated Claim pursuant to Bankruptcy Code section 502(c), regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction and power to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. The estimated amount of any Claim so determined by the Bankruptcy Court shall constitute the maximum recovery that the Holder thereof may recover after the ultimate liquidation of its Claim, irrespective of the actual amount that is ultimately Allowed. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another.

8.4         Distributions Following Allowance. Once a Contingent Claim, a Disputed Claim, or an Unliquidated Claim becomes an Allowed Claim, in whole or in part, including pursuant to the Plan, the Liquidation Trust shall distribute from the applicable Distribution Reserves to the Holder thereof the Distributions, if any, to which such Holder is then entitled under the Plan. Such Distributions, if any, shall be made on the next Distribution Date after the date on which the order or judgment allowing any such Claim becomes a Final Order or on which the Claim otherwise becomes an Allowed Claim, or, if there is no applicable Distribution Date, then within ninety (90) calendar days after the date on which the Claim becomes an Allowed Claim. Unless otherwise specifically provided in the Plan or allowed by a Final Order, no interest shall be paid on Contingent Claims, Disputed Claims, or Unliquidated Claims that later become Allowed Claims.

8.5         Disposition of Assets in Reserves After Disallowance. After an objection to a Disputed Claim is sustained or a Contingent Claim or Unliquidated Claim has been determined in whole or in part by a Final Order or by agreement, such that the Contingent Claim, Disputed Claim, or Unliquidated Claim is a Disallowed Claim in whole or in part, any Cash held in an applicable Distribution Reserve in respect of the particular Claim in excess of the Distributions due on account of any resulting Allowed Claim shall be used or distributed in a manner consistent with the Plan and any reserved Liquidation Trust Interests shall be cancelled.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1          Conditions to the Effective Date. The occurrence of the Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section 9.2 of the Plan:

(i)        the Bankruptcy Court shall have entered the Confirmation Order;

(ii)       the Confirmation Order shall not be subject to any stay;

(iii)      all governmental and material third-party approvals and consents necessary in connection with the transactions contemplated by the Plan, if any, shall have been obtained and be in full force and effect;

(iv)      all actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable; and

(v)       the Professional Fee Reserve is funded pursuant to Section 11.2 of the Plan.

9.2         Waiver of Conditions to the Effective Date. The conditions to the Effective Date set forth in clauses (iii) and (iv) of Section 9.1 of the Plan may be waived in writing by the Debtors, in the Debtors’ reasonable discretion after consultation with each of the Committees, at any time without further order.

9.3         Effect of Non-Occurrence of Conditions to the Effective Date. If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections 9.1 and 9.2 of the Plan, upon notification Filed by the Debtors with the Bankruptcy Court, (i) the Confirmation Order shall be vacated; (ii) no Distributions shall be made; (iii) the Debtors, the Estates, and all Creditors shall be restored to the status quo as of the day immediately preceding the Confirmation Hearing as though the Confirmation Order was not entered; and (iv) all of the Debtors’ and the Estates’ obligations with respect to Claims shall remain unchanged and nothing contained in the Plan shall constitute a waiver or release of any Causes of Action by or against the Debtors, the Estates, or any other Person or prejudice in any manner the rights, claims, or defenses of the Debtors, the Estates, or any other Person.

9.4          Notice of the Effective Date. Promptly after the occurrence of the Effective Date, the Liquidation Trust or its agents shall mail or cause to be mailed to all Creditors a notice that informs such Creditors of (i) entry of the Confirmation Order and the resulting confirmation of the Plan; (ii) the occurrence of the Effective Date; (iii) the assumption, assignment, and rejection of executory contracts and unexpired leases pursuant to the Plan, as well as the deadline for the filing of resulting Rejection Claims; (iv) the deadline established under the Plan for the filing of Administrative Claims; and (v) such other matters as the Liquidation Trustee finds appropriate.

ARTICLE X

RETENTION OF JURISDICTION AND POWER

10.1        Scope of Retained Jurisdiction and Power. Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain jurisdiction and power over all matters arising in, arising under, or related to the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including jurisdiction and power to do the following:

(a)       except as otherwise Allowed pursuant to the Plan or in the Confirmation Order, Allow, classify, determine, disallow, establish the priority or secured or unsecured status of, estimate, limit, liquidate, or subordinate any Claim, in whole or in part, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims;

(b)       hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Bankruptcy Code sections 327, 328, 330, 331, 363, 503(b), 1103, and 1129(a)(4);

(c)       hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required cure or the liquidation or allowance of any Claims arising therefrom;

(d)       effectuate performance of and payments under the provisions of the Plan and enforce remedies on any default under the Plan;

(e)       hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, including the Liquidation Trust Actions, and with respect to the Plan;

(f)        enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created, executed, or contemplated in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

(g)       hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, or to maintain the integrity of the Plan following consummation;

(h)       consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i)        issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j)        enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k)       hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with any of the foregoing documents and orders;

(l)        enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings associated with the Plan or otherwise entered in connection with the Chapter 11 Cases (whether or not any or all of the Chapter 11 Cases have been closed);

(m)      except as otherwise limited herein, recover all Estate Assets, wherever located;

(n)       hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

(o)       hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

(p)       hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, the Bankruptcy Code and title 28 of the United States Code;

(q)       resolve any cases, controversies, suits, or disputes related to the Wind-Down Entity, the Wind-Down CEO, the Liquidation Trust, the Liquidation Trustee, the Remaining Debtors, or the Remaining Debtors Manager; and

(r)        enter a final decree closing the Chapter 11 Cases of the Remaining Debtors.

10.2        Reserved Rights to Seek Bankruptcy Court Approval. Notwithstanding any provision of the Plan allowing an act to be taken without Bankruptcy Court approval, the Liquidation Trustee and the Wind-Down Entity shall have the right to submit to the Bankruptcy Court any question or questions regarding which either of them may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Liquidation Trust or the Wind-Down Entity, including the administration, distribution, or proposed sale of any of the Liquidation Trust Assets or any of the Wind-Down Assets. The Bankruptcy Court shall retain jurisdiction and power for such purposes and shall approve or disapprove any such proposed action upon motion Filed by the Liquidation Trust or the Wind-Down Entity, as applicable.

10.3        Non-Exercise of Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 10.1 of the Plan, the provisions of this Article X shall have no effect on, and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to, such matter.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1        Administrative Claims. Subject to the last sentence of this Section 11.1, all requests for payment of an Administrative Claim must be Filed with the Bankruptcy Court no later than the Administrative Claims Bar Date. In the event of an objection to Allowance of an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. THE FAILURE TO FILE A MOTION REQUESTING ALLOWANCE OF AN ADMINISTRATIVE CLAIM ON OR BEFORE THE ADMINISTRATIVE CLAIMS BAR DATE, OR THE FAILURE TO SERVE SUCH MOTION TIMELY AND PROPERLY, SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND DISALLOWED WITHOUT FURTHER ORDER OF THE BANKRUPTCY COURT. IF FOR ANY REASON ANY SUCH ADMINISTRATIVE CLAIM IS INCAPABLE OF BEING FOREVER BARRED AND DISALLOWED, THEN THE HOLDER OF SUCH CLAIM SHALL IN NO EVENT HAVE RECOURSE TO ANY PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN. Postpetition statutory tax claims shall not be subject to any Administrative Claims Bar Date.

11.2        Professional Fee Claims. All final requests for payment of Professional Fee Claims pursuant to Bankruptcy Code sections 327, 328, 330, 331, 363, 503(b), or 1103 must be made by application Filed with the Bankruptcy Court and served on counsel to the Liquidation Trust and counsel to the U.S. Trustee no later than forty-five (45) calendar days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Liquidation Trust, counsel to the U.S. Trustee, and the requesting Professional on or before the date that is twenty-one (21) calendar days after the date on which the applicable application was served (or such longer period as may be allowed by order of the Bankruptcy Court or by agreement with the requesting Professional). All Professional Fee Claims shall be paid by the Liquidation Trust to the extent approved by order of the Bankruptcy Court within five (5) Business Days after entry of such order. On the Effective Date, the Liquidation Trust shall establish the Professional Fee Reserve. The Professional Fee Reserve shall vest in the Liquidation Trust and shall be maintained by the Liquidation Trust in accordance with the Plan. The Liquidation Trust shall fully fund the Professional Fee Reserve on the Effective Date in an amount that is agreed upon by the Debtors and each of the Committees prior to the Confirmation Hearing and that approximates the total projected amount of unpaid Professional Fee Claims on the Effective Date. If the Debtors and the Committees are unable to agree on an amount by which the Professional Fee Reserve is to be funded, then any of those parties may submit the issue to the Bankruptcy Court, which, following notice and a hearing, shall fix the amount of the required funding. All Professional Fee Claims that have not previously been paid, otherwise satisfied, or withdrawn shall be paid from the Professional Fee Reserve. Any excess funds in the Professional Fee Reserve shall be released to the Liquidation Trust to be used for other purposes consistent with the Plan. For the avoidance of doubt, the Professional Fee Reserve is an estimate and shall not be construed as a cap on the Liquidation Trust’s obligation to pay in full Allowed Professional Fee Claims.

11.3        Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Liquidation Trust. Notwithstanding the foregoing: (i) for the Remaining Debtors, quarterly fees for the quarter in which the Effective Date occurs will be calculated on the basis of all Estate Assets being distributed to the Liquidation Trust and the Wind-Down Entity on the Effective Date in the Chapter 11 Cases of the Remaining Debtors; (ii) for all other Debtors, quarterly fees for the quarter in which the Effective Date occurs will be calculated on the basis of disbursements (if any) made by such Debtors prior to the Effective Date; and (iii) quarterly fees for each quarter after the quarter in which the Effective Date occurs will be $325.00 for any Remaining Debtors through the entry of the Final Decree for any of the Remaining Debtors or the dismissal or conversion of the Chapter 11 Cases regarding the Remaining Debtors. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to quarterly fees payable pursuant to 28 U.S.C. § 1930.

11.4        Post-Effective-Date Reporting.

(a)        Beginning the first quarter-end following the Effective Date and continuing on each quarter-end thereafter until the Closing Date, within thirty (30) calendar days after the end of such period, the Liquidation Trust shall File quarterly reports with the Bankruptcy Court. Each quarterly report shall contain a cash flow statement which shall show Distributions by Class during the prior quarter, an unaudited balance sheet, the terms of any settlement of an individual Claim in an amount greater than $100,000, the terms of any litigation settlement where the Cause of Action or the Liquidation Trust Action was greater than $100,000 or the settlement is for more than $100,000, the terms of any sale of Estate Assets where the proceeds of such sale are $100,000 or greater, and such other information as the Liquidation Trust determines is material.

(b)        Until the effectiveness of an Exchange Act Registration for the Class A Liquidation Trust Interests, the Liquidation Trust shall, as soon as practicable after the end of each calendar year and upon termination of the Liquidation Trust, provide or make available a written report and account to the Holders of Liquidation Trust Interests, which report and account sets forth (i) the assets and liabilities of the Liquidation Trust at the end of such calendar year or upon termination and the receipts and disbursements of the Liquidation Trust for such calendar year or period, and (ii) changes in the Liquidation Trust Assets and actions taken by the Liquidation Trustee in the performance of its duties under the Plan or the Liquidation Trust Agreement that the Liquidation Trustee determines in its discretion may be relevant to Holders of Liquidation Trust Interests, such as material changes or actions that, in the opinion of the Liquidation Trustee, may have a material effect on the Liquidation Trust Assets that were not previously reported. The Liquidation Trust may provide or make available to Holders of Liquidation Trust Interests similar reports for such interim periods during the calendar year as the Liquidation Trustee deems advisable. So long as no Exchange Act Registration for the Class A Liquidation Trust Interests shall have become effective, such reports may be provided or made available to the Holders of Liquidation Trust Interests, in the discretion of the Liquidation Trustee, by any reasonable means, including U.S. mail, electronic transmission, display on IntraLinks or a similar virtual data room to which Holders shall have access, or publication to a publicly-available website or by press release distributed via a generally recognized business news service.

(c)        Following the effectiveness of an Exchange Act Registration for the Class A Liquidation Trust Interests, the Liquidation Trust shall provide or make available to the Holders of Liquidation Trust Interests, either by publication to a publicly-available website or by press release distributed via a generally recognized business news service, copies of all current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K that may be required to be filed by the Liquidation Trust with the SEC under the Exchange Act, which copies are to be so provided or made available promptly after such filing.

11.5        Dissolution of the Committees. Each of the Committees shall be automatically dissolved on the Effective Date and, on the Effective Date, each member of the Committees (including each Related Party thereof) and each Professional retained by any of the Committees shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on any of the Committees, the Plan, or the Chapter 11 Cases, except with respect to (a) any matters concerning any Professional Fee Claims held or asserted by any Professional retained by any of the Committees; and (b) the right of former Noteholder Committee and Unitholder Committee members to select a successor Noteholder Committee or Unitholder Committee designee, respectively, on the Liquidation Trust Supervisory Board.

11.6        Modifications and Amendments.

(a)        In the Debtors’ reasonable discretion after consultation with each of the Committees, the Debtors may alter, amend, or modify the Plan under Bankruptcy Code section 1127(a) at any time at or prior to the conclusion of the Confirmation Hearing. All alterations, amendments, or modifications to the Plan must comply with Bankruptcy Code section 1127. The Debtors shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court. A Creditor that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Creditor.

(b)        After entry of the Confirmation Order and prior to substantial consummation (as defined in Bankruptcy Code section 1101(2)) of the Plan, the Debtors or the Liquidation Trust, as applicable, may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan. Such proceedings must comply with Bankruptcy Code section 1127. To the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Creditor that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Creditor.

11.7        Severability of Plan Provisions. If, at or before the Confirmation Hearing, the Bankruptcy Court holds that any Plan term or provision is invalid, void, or unenforceable, the Bankruptcy Court may alter or interpret that term or provision so that it is valid and enforceable to the maximum extent possible consistent with the original purpose of that term or provision. That term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the Plan’s remaining terms and provisions will remain in full force and effect and will in no way be affected, impaired, or invalidated. The Confirmation Order will constitute a judicial determination providing that each Plan term and provision, as it may have been altered or interpreted in accordance with this Section 11.7, is valid and enforceable under its terms.

11.8        Compromises and Settlements. From and after the Effective Date, the Liquidation Trust may compromise and settle disputes about any Claims or about any Liquidation Trust Actions, without any further approval by the Bankruptcy Court. Until the Effective Date, the Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them or any Avoidance Actions and Causes of Action belonging to the Estates.

11.9        Binding Effect of Plan. Upon the Effective Date, Bankruptcy Code section 1141 shall become applicable with respect to the Plan and the Plan shall be binding on all Persons to the fullest extent permitted by Bankruptcy Code section 1141(a). Confirmation of the Plan binds each Holder of a Claim or Equity Interest to all the terms and conditions of the Plan, whether or not such Holder’s Claim or Equity Interest is Allowed, whether or not such Holder holds a Claim or Equity Interest that is in a Class that is Impaired under the Plan, and whether or not such Holder has accepted the Plan.

11.10     Non-Discharge of the Debtors; Injunction. In accordance with Bankruptcy Code section 1141(d)(3)(A), the Plan does not discharge the Debtors. Bankruptcy Code section 1141(c) nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Equity Interests against the Debtors. As such, no Person holding a Claim or an Equity Interest may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Person under the Plan. As of the Effective Date, all Persons are precluded and barred from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, Equity Interests, or other action or remedy based on any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order.

11.11     Releases and Related Matters.

(a)        On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Releasing Parties shall be deemed to have forever released, waived, and discharged each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether liquidated or unliquidated, whether fixed or contingent, whether matured or unmatured, existing or hereafter arising, at law, in equity, or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the conduct of the Debtors’ business, the Chapter 11 Cases, or the Plan, except for acts or omissions that are determined in a Final Order to have constituted actual fraud or willful misconduct; provided, however, that nothing in this Section 11.11 shall release or otherwise affect any Person’s rights under the Plan or the Confirmation Order.

(b)        Entry of the Confirmation Order shall constitute (i) the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Section 11.11; and (ii) the Bankruptcy Court’s findings that such releases are (1) in exchange for good and valuable consideration provided by the Released Parties (including performance of the terms of the Plan), and a good-faith settlement and compromise of the released claims, (2) in the best interests of the Debtors, the Estates, and any Holders of Claims that are Releasing Parties, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties.

(c)        Notwithstanding any provision herein to the contrary or an abstention from voting on the Plan, no provision of the Plan, or any order confirming the Plan, (i) releases any non-debtor Person from any Cause of Action of the SEC; or (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Causes of Action, proceedings, or investigations against any non-debtor Person in any forum.

11.12     Exculpation and Limitation of Liability. On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by law, none of the Exculpated Parties shall have or incur any liability to any Person, including to any Holder of a Claim or an Equity Interest, for any prepetition or postpetition act or omission in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the formulation, negotiation, preparation, dissemination, solicitation of acceptances, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with the Plan, or the administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing in this Section 11.12 shall release or otherwise affect any Person’s rights under the Plan or the Confirmation Order; and provided, further, that the exculpation provisions of this Section 11.12 shall not apply to acts or omissions constituting actual fraud or willful misconduct by such Exculpated Party as determined by a Final Order. For purposes of the foregoing, it is expressly understood that any act or omission effected with the approval of the Bankruptcy Court conclusively will be deemed not to constitute actual fraud or willful misconduct unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation, and in all respects, the Exculpated Parties shall be entitled to rely on the written advice of counsel with respect to their duties and responsibilities under, or in connection with, the Chapter 11 Cases, the Plan, and administration thereof. The Confirmation Order shall serve as a permanent injunction against any Person seeking to enforce any Causes of Action against the Exculpated Parties that are encompassed by the exculpation provided by this Section 11.12 of the Plan.

11.13     Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in the Chapter 11 Cases under Bankruptcy Code sections 105 or 362 or otherwise, and extant as of the Confirmation Hearing (excluding any injunctions or stays contained in or arising from the Plan or the Confirmation Order), shall remain in full force and effect through and inclusive of the Effective Date.

11.14     Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Hearing and to File subsequent plans. If the Debtors revoke or withdraw the Plan prior to the Confirmation Hearing, or if the Effective Date does not occur, then (a) the Plan shall be null and void in all respects; and (b) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims against, or any Equity Interests in, any Debtor, or any Causes of Action by or against any Debtor or any other Person, (ii) prejudice in any manner the rights of any Debtor or any other Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

11.15     Exemption from Transfer Taxes. Pursuant to Bankruptcy Code section 1146, the vesting of the Liquidation Trust Assets in the Liquidation Trust, the vesting of the Wind-Down Assets in the Wind-Down Entity, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge, or other security interest, or the making or assignment of any lease or sublease, or making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

11.16     Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

11.17     Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

11.18     Good Faith. Confirmation of the Plan shall constitute a conclusive determination that: (a) the Plan, and all the transactions and settlements contemplated thereby, have been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules; and (b) the solicitation of acceptances or rejections of the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code, and the Bankruptcy Rules, and, in each case, that the Debtors and all Related Parties have acted in good faith in connection therewith.

11.19     Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (a) the laws of the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation or formation of each Debtor shall govern corporate or limited liability company governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof. Any applicable nonbankruptcy law that would prohibit, limit, or otherwise restrict implementation of the Plan based on (i) the commencement of the Chapter 11 Cases, (ii) the appointment of the Liquidation Trustee or the Wind-Down CEO or the Remaining Debtors Manager, (iii) the wind down of the Debtors, (iv) the liquidation of some or all of the Liquidation Trust Assets or the Wind-Down Assets, or (v) any other act or action to be done pursuant to or contemplated by the Plan is superseded and rendered inoperative by the Plan and federal bankruptcy law.

11.20      Notices. Following the Effective Date, all pleadings and notices Filed in the Chapter 11 Cases shall be served solely on (a) the Liquidation Trust and its counsel, (b) the U.S. Trustee, (c) any Person whose rights are affected by the applicable pleading or notice, and (d) any Person Filing a specific request for notices and papers on and after the Effective Date.

11.21     Final Decree. Upon the Liquidation Trustee’s determination that all Claims have been Allowed, disallowed, expunged, or withdrawn and that all Wind-Down Assets and Liquidation Trust Assets have been liquidated, abandoned, or otherwise administered, the Liquidation Trust shall move for the entry of the Final Decree with respect to the Remaining Debtors. On entry of the Final Decree, the Wind-Down CEO, the Wind-Down Board, the Liquidation Trustee, the Liquidation Trust Supervisory Board, the Remaining Debtors Manager, and their respective Related Parties, in each case to the extent not previously discharged by the Bankruptcy Court, shall be deemed discharged and have no further duties or obligations to any Person.

11.22     Closing of Certain Chapter 11 Cases. On the Effective Date, the Chapter 11 Cases for all Debtors other than the Remaining Debtors will be deemed closed and no further fees in respect of such closed cases will thereafter accrue or be payable to any Person. As soon as practicable after the Effective Date, the Liquidation Trust shall submit a separate order to the Bankruptcy Court under certification of counsel closing the Chapter 11 Cases for all Debtors other than the Remaining Debtors. The Liquidation Trust may at any point File a motion to close the Chapter 11 Case for either of the Remaining Debtors.

11.23     Additional Documents. On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, the WindDown Entity, and the Liquidation Trust, as applicable, and all Holders receiving Distributions pursuant to the Plan and all other parties in interest may, from time to time, prepare, execute, and deliver any agreements or documents and take any other acts as may be necessary or advisable to effectuate the provisions and intent of the Plan.

11.24     Conflicts with the Plan. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, any other order entered in the Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that the Confirmation Order shall control and take precedence in the event of any inconsistency between the Confirmation Order, any provision of the Plan, and any of the foregoing documents.

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ARTICLE XII

REQUEST FOR CONFIRMATION AND RECOMMENDATION

12.1        Request for Confirmation. The Debtors request confirmation of the Plan in accordance with Bankruptcy Code section 1129.

12.2        Recommendation. The Debtors believe that confirmation and implementation of the Plan are the best alternative under the circumstances and urge all Impaired Creditors entitled to vote on the Plan to vote in favor of and support confirmation of the Plan.

Respectfully submitted,

WOODBRIDGE GROUP OF COMPANIES, LLC, ET AL.

By:	/s/ Bradley D. Sharp
	Name:	Bradley D. Sharp
	Title:	Chief Restructuring Officer
WGC Independent Manager, LLC

Exhibit 1

List of the Debtors

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
1	215 North 12th Street, LLC	3105	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
2	695 Buggy Circle, LLC	4827	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
3	Addison Park Investments, LLC	5888	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
4	Anchorpoint Investments, LLC	5530	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
5	Arborvitae Investments, LLC	3426	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
6	Archivolt Investments, LLC	8542	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
7	Arlington Ridge Investments, LLC	8879	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
8	Arrowpoint Investments, LLC	7069	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
9	Baleroy Investments, LLC	9851	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
10	Basswood Holding, LLC	2784	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
11	Bay Village Investments, LLC	3221	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
12	Bear Brook Investments, LLC	3387	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
13	Beech Creek Investments, LLC	0963	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
14	Bellflower Funding, LLC	0156	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
15	Bishop White Investments, LLC	8784	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
16	Black Bass Investments, LLC	0884	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
17	Black Locust Investments, LLC	3159	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
18	Blazingstar Funding, LLC	3953	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
19	Bluff Point Investments, LLC	6406	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
20	Bowman Investments, LLC	9670	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
21	Bramley Investments, LLC	9020	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
22	Brise Soleil Investments, LLC	9998	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
23	Broadsands Investments, LLC	2687	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
24	Brynderwen Investments, LLC	6305	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
25	Buggy Circle Holdings, LLC	0850	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
26	Cablestay Investments, LLC	3442	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
27	Cannington Investments, LLC	4303	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
28	Carbondale Doocy, LLC	3616	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
29	Carbondale Glen Lot A-5, LLC	0728	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
30	Carbondale Glen Lot D-22, LLC	1907	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
31	Carbondale Glen Lot E-24, LLC	4987	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
32	Carbondale Glen Lot GV-13, LLC	6075	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
33	Carbondale Glen Lot L-2, LLC	1369	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
34	Carbondale Glen Lot SD-14, LLC	5515	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
35	Carbondale Glen Lot SD-23, LLC	4775	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
36	Carbondale Glen Mesa Lot 19, LLC	6376	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
37	Carbondale Glen River Mesa, LLC	6926	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
38	Carbondale Glen Sundance Ponds, LLC	0113	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
39	Carbondale Glen Sweetgrass Vista, LLC	7510	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
40	Carbondale Peaks Lot L-1, LLC	6563	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
41	Carbondale Spruce 101, LLC	6126	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
42	Carbondale Sundance Lot 15, LLC	1131	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
43	Carbondale Sundance Lot 16, LLC	0786	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
44	Castle Pines Investments, LLC	4123	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
45	Centershot Investments, LLC	9391	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
46	Chaplin Investments, LLC	3215	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
47	Chestnut Investments, LLC	9809	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
48	Chestnut Ridge Investments, LLC	3815	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
49	Clover Basin Investments, LLC	8470	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
50	Coffee Creek Investments, LLC	9365	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
51	Craven Investments, LLC	0994	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
52	Crossbeam Investments, LLC	2940	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
53	Crowfield Investments, LLC	4030	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
54	Crystal Valley Holdings, LLC	4942	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
55	Crystal Woods Investments, LLC	2816	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
56	Cuco Settlement, LLC	1418	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
57	Daleville Investments, LLC	2915	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
58	Deerfield Park Investments, LLC	2296	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
59	Derbyshire Investments, LLC	3735	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
60	Diamond Cove Investments, LLC	9809	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
61	Dixville Notch Investments, LLC	0257	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
62	Dogwood Valley Investments, LLC	5898	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
63	Dollis Brook Investments, LLC	4042	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
64	Donnington Investments, LLC	2744	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
65	Doubleleaf Investments, LLC	7075	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
66	Drawspan Investments, LLC	5457	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
67	Eldredge Investments, LLC	1579	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
68	Elstar Investments, LLC	3731	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
69	Emerald Lake Investments, LLC	2276	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
70	Fieldpoint Investments, LLC	2405	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
71	Franconia Notch Investments, LLC	7325	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
72	Frog Rock Investments, LLC	0623	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
73	Gateshead Investments, LLC	1537	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
74	Glenn Rich Investments, LLC	7350	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
75	Goose Rocks Investments, LLC	5453	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
76	Goosebrook Investments, LLC	3737	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
77	Graeme Park Investments, LLC	8869	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
78	Grand Midway Investments, LLC	1671	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
79	Gravenstein Investments, LLC	2195	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
80	Green Gables Investments, LLC	1347	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
81	Grenadier Investments, LLC	1772	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
82	Grumblethorpe Investments, LLC	9318	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
83	H10 Deerfield Park Holding Company, LLC	8117	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
84	H11 Silk City Holding Company, LLC	5002	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
85	H12 White Birch Holding Company, LLC	9593	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
86	H13 Bay Village Holding Company, LLC	8917	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
87	H14 Dixville Notch Holding Company, LLC	5633	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
88	H15 Bear Brook Holding Company, LLC	0030	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
89	H16 Monadnock Holding Company, LLC	3391	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
90	H17 Pemigewasset Holding Company, LLC	9026	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
91	H18 Massabesic Holding Company, LLC	0852	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
92	H19 Emerald Lake Holding Company, LLC	1570	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
93	H2 Arlington Ridge Holding Company, LLC	9930	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
94	H20 Bluff Point Holding Company, LLC	7342	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
95	H21 Summerfree Holding Company, LLC	4453	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
96	H22 Papirovka Holding Company, LLC	8821	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
97	H23 Pinova Holding Company, LLC	0307	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
98	H24 Stayman Holding Company, LLC	0527	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
99	H25 Elstar Holding Company, LLC	3243	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
100	H26 Gravenstein Holding Company, LLC	4323	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
101	H27 Grenadier Holding Company, LLC	2590	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
102	H28 Black Locust Holding Company, LLC	6941	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
103	H29 Zestar Holding Company, LLC	4093	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
104	H30 Silver Maple Holding Company, LLC	9953	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
105	H31 Addison Park Holding Company, LLC	0775	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
106	H32 Arborvitae Holding Company, LLC	7525	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
107	H33 Hawthorn Holding Company, LLC	4765	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
108	H35 Hornbeam Holding Company, LLC	5290	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
109	H36 Sturmer Pippin Holding Company, LLC	1256	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
110	H37 Idared Holding Company, LLC	3378	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
111	H38 Mutsu Holding Company, LLC	5889	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
112	H39 Haralson Holding Company, LLC	0886	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
113	H4 Pawtuckaway Holding Company, LLC	9299	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
114	H40 Bramley Holding Company, LLC	7162	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
115	H41 Grumblethorpe Holding Company, LLC	0106	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
116	H43 Lenni Heights Holding Company, LLC	7951	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
117	H44 Green Gables Holding Company, LLC	2248	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
118	H46 Beech Creek Holding Company, LLC	0050	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
119	H47 Summit Cut Holding Company, LLC	6912	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
120	H49 Bowman Holding Company, LLC	1694	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
121	H5 Chestnut Ridge Holding Company, LLC	5244	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
122	H50 Sachs Bridge Holding Company, LLC	3049	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
123	H51 Old Carbon Holding Company, LLC	1911	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
124	H52 Willow Grove Holding Company, LLC	2112	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
125	H53 Black Bass Holding Company, LLC	3505	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
126	H54 Seven Stars Holding Company, LLC	8432	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
127	H55 Old Maitland Holding Company, LLC	3887	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
128	H56 Craven Holding Company, LLC	1344	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
129	H58 Baleroy Holding Company, LLC	1881	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
130	H59 Rising Sun Holding Company, LLC	5554	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
131	H6 Lilac Meadow Holding Company, LLC	4921	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
132	H60 Moravian Holding Company, LLC	3179	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
133	H61 Grand Midway Holding Company, LLC	4835	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
134	H64 Pennhurst Holding Company, LLC	1251	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
135	H65 Thornbury Farm Holding Company, LLC	7454	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
136	H66 Heilbron Manor Holding Company, LLC	7245	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
137	H68 Graeme Park Holding Company, LLC	2736	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
138	H7 Dogwood Valley Holding Company, LLC	7002	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
139	H70 Bishop White Holding Company, LLC	6161	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
140	H74 Imperial Aly Holding Company, LLC	7948	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
141	H76 Diamond Cove Holding Company, LLC	0315	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
142	H8 Melody Lane Holding Company, LLC	4011	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
143	H9 Strawberry Fields Holding Company, LLC	4464	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
144	Hackmatack Investments, LLC	8293	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
145	Haffenburg Investments, LLC	1472	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
146	Haralson Investments, LLC	8946	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
147	Harringworth Investments, LLC	5770	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
148	Hawthorn Investments, LLC	3463	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
149	Hazelpoint Investments, LLC	3824	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
150	Heilbron Manor Investments, LLC	7818	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
151	Hollyline Holdings, LLC	4412	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
152	Hollyline Owners, LLC	2556	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
153	Hornbeam Investments, LLC	9532	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
154	Idared Investments, LLC	7643	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
155	Imperial Aly Investments, LLC	7940	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
156	Ironsides Investments, LLC	2351	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
157	Kirkstead Investments, LLC	3696	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
158	Lenni Heights Investments, LLC	6691	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
159	Lilac Meadow Investments, LLC	4000	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
160	Lilac Valley Investments, LLC	7274	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
161	Lincolnshire Investments, LLC	0533	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
162	Lonetree Investments, LLC	5194	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
163	Longbourn Investments, LLC	2888	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
164	M10 Gateshead Holding Company, LLC	8924	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
165	M11 Anchorpoint Holding Company, LLC	1946	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
166	M13 Cablestay Holding Company, LLC	9809	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
167	M14 Crossbeam Holding Company, LLC	3109	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
168	M15 Doubleleaf Holding Company, LLC	9523	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
169	M16 Kirkstead Holding Company, LLC	8119	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
170	M17 Lincolnshire Holding Company, LLC	9895	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
171	M19 Arrowpoint Holding Company, LLC	4378	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
172	M22 Drawspan Holding Company, LLC	0325	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
173	M24 Fieldpoint Holding Company, LLC	6210	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
174	M25 Centershot Holding Company, LLC	2128	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
175	M26 Archivolt Holding Company, LLC	6436	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
176	M27 Brise Soleil Holding Company, LLC	2821	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
177	M28 Broadsands Holding Company, LLC	9424	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
178	M29 Brynderwen Holding Company, LLC	0685	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
179	M31 Cannington Holding Company, LLC	0667	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
180	M32 Dollis Brook Holding Company, LLC	2873	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
181	M33 Harringworth Holding Company, LLC	7830	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
182	M34 Quarterpost Holding Company, LLC	2780	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
183	M36 Springline Holding Company, LLC	0908	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
184	M37 Topchord Holding Company, LLC	2131	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
185	M38 Pemberley Holding Company, LLC	1154	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
186	M39 Derbyshire Holding Company, LLC	6509	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
187	M40 Longbourn Holding Company, LLC	3893	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
188	M41 Silverthorne Holding Company, LLC	6930	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
189	M43 White Dome Holding Company, LLC	1327	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
190	M44 Wildernest Holding Company, LLC	7546	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
191	M45 Clover Basin Holding Company, LLC	6677	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
192	M46 Owl Ridge Holding Company, LLC	0546	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
193	M48 Vallecito Holding Company, LLC	0739	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
194	M49 Squaretop Holding Company, LLC	4325	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
195	M5 Stepstone Holding Company, LLC	1473	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
196	M50 Wetterhorn Holding Company, LLC	9936	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
197	M51 Coffee Creek Holding Company, LLC	2745	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
198	M53 Castle Pines Holding Company, LLC	3398	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
199	M54 Lonetree Holding Company, LLC	2356	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
200	M56 Haffenburg Holding Company, LLC	3780	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
201	M57 Ridgecrest Holding Company, LLC	2759	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
202	M58 Springvale Holding Company, LLC	6656	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
203	M60 Thunder Basin Holding Company, LLC	4560	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
204	M61 Mineola Holding Company, LLC	8989	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
205	M62 Sagebrook Holding Company, LLC	5717	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
206	M63 Crowfield Holding Company, LLC	7092	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
207	M67 Mountain Spring Holding Company, LLC	5385	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
208	M68 Goosebrook Holding Company, LLC	9434	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
209	M70 Pinney Holding Company, LLC	1495	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
210	M71 Eldredge Holding Company, LLC	6338	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
211	M72 Daleville Holding Company, LLC	8670	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
212	M73 Mason Run Holding Company, LLC	5691	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
213	M74 Varga Holding Company, LLC	2322	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
214	M75 Riley Creek Holding Company, LLC	7226	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
215	M76 Chaplin Holding Company, LLC	9267	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
216	M77 Frog Rock Holding Company, LLC	1849	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
217	M79 Chestnut Company, LLC	0125	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
218	M80 Hazelpoint Holding Company, LLC	2703	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
219	M83 Mt. Holly Holding Company, LLC	7897	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
220	M85 Glenn Rich Holding Company, LLC	7844	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
221	M86 Steele Hill Holding Company, LLC	8312	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
222	M87 Hackmatack Hills Holding Company, LLC	9583	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
223	M88 Franconia Notch Holding Company, LLC	8184	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
224	M89 Mount Washington Holding Company, LLC	8012	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
225	M9 Donnington Holding Company, LLC	7114	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
226	M90 Merrimack Valley Holding Company, LLC	0547	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
227	M91 Newville Holding Company, LLC	6748	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
228	M92 Crystal Woods Holding Company, LLC	5806	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
229	M93 Goose Rocks Holding Company, LLC	5189	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
230	M94 Winding Road Holding Company, LLC	8229	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
231	M95 Pepperwood Holding Company, LLC	3660	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
232	M96 Lilac Valley Holding Company, LLC	0412	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
233	M97 Red Woods Holding Company, LLC	2190	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
234	M99 Ironsides Holding Company, LLC	8261	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
235	Mason Run Investments, LLC	0644	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
236	Massabesic Investments, LLC	6893	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
237	Melody Lane Investments, LLC	0252	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
238	Merrimack Valley Investments, LLC	7307	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
239	Mineola Investments, LLC	9029	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
240	Monadnock Investments, LLC	3513	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
241	Moravian Investments, LLC	6854	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
242	Mount Washington Investments, LLC	2061	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
243	Mountain Spring Investments, LLC	3294	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
244	Mt. Holly Investments, LLC	7337	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
245	Mutsu Investments, LLC	8020	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
246	Newville Investments, LLC	7973	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
247	Old Carbon Investments, LLC	6858	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
248	Old Maitland Investments, LLC	9114	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
249	Owl Ridge Investments, LLC	8792	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
250	Papirovka Investments, LLC	5472	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
251	Pawtuckaway Investments, LLC	3152	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
252	Pemberley Investments, LLC	9040	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
253	Pemigewasset Investments, LLC	6827	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
254	Pennhurst Investments, LLC	7313	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
255	Pepperwood Investments, LLC	7950	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
256	Pinney Investments, LLC	0132	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
257	Pinova Investments, LLC	3468	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
258	Quarterpost Investments, LLC	4802	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
259	Red Woods Investments, LLC	6065	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
260	Ridgecrest Investments, LLC	9696	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
261	Riley Creek Investments, LLC	0214	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
262	Rising Sun Investments, LLC	6846	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
263	Sachs Bridge Investments, LLC	8687	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
264	Sagebrook Investments, LLC	1464	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
265	Seven Stars Investments, LLC	6994	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
266	Silk City Investments, LLC	1465	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
267	Silver Maple Investments, LLC	9699	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
268	Silverleaf Funding, LLC	9877	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
269	Silverthorne Investments, LLC	8840	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
270	Springline Investments, LLC	7321	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
271	Springvale Investments, LLC	6181	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
272	Squaretop Investments, LLC	4466	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
273	Stayman Investments, LLC	9090	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
274	Steele Hill Investments, LLC	7340	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
275	Stepstone Investments, LLC	7231	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
276	Strawberry Fields Investments, LLC	0355	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
277	Sturmer Pippin Investments, LLC	6686	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
278	Summerfree Investments, LLC	1496	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
279	Summit Cut Investments, LLC	0876	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
280	Thornbury Farm Investments, LLC	3083	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
281	Thunder Basin Investments, LLC	7057	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
282	Topchord Investments, LLC	4007	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
283	Vallecito Investments, LLC	8552	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
284	Varga Investments, LLC	7136	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
285	Wall 123, LLC	Not yet obtained	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
286	Wetterhorn Investments, LLC	0171	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
287	White Birch Investments, LLC	1555	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
288	White Dome Investments, LLC	2729	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423

Exhibit 1

	Debtor Name	Tax ID (Last Four Digits)	Address
289	Whiteacre Funding, LLC	2998	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
290	Wildernest Investments, LLC	1375	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
291	Willow Grove Investments, LLC	6588	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
292	Winding Road Investments, LLC	8169	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
293	WMF Management, LLC	9238	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
294	Woodbridge Capital Investments, LLC	6081	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
295	Woodbridge Commercial Bridge Loan Fund 1, LLC	8318	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
296	Woodbridge Commercial Bridge Loan Fund 2, LLC	3649	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
297	Woodbridge Group of Companies, LLC	3603	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
298	Woodbridge Investments, LLC	8557	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
299	Woodbridge Mezzanine Fund 1, LLC	2753	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
300	Woodbridge Mortgage Investment Fund 1, LLC	0172	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
301	Woodbridge Mortgage Investment Fund 2, LLC	7030	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
302	Woodbridge Mortgage Investment Fund 3, LLC	9618	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
303	Woodbridge Mortgage Investment Fund 3A, LLC	8525	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
304	Woodbridge Mortgage Investment Fund 4, LLC	1203	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
305	Woodbridge Structured Funding, LLC	3593	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423
306	Zestar Investments, LLC	3233	14140 Ventura Blvd., #302, Sherman Oaks, CA 91423